                   As Filed with the Securities and Exchange
                        Commission on February 25, 2005

                                                     Registration No. 811-5473

                             SECURITIES AND EXCHANGE COMMISSION
                                   WASHINGTON, D.C. 20549
                                          FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY
  ACT OF 1940                                                              /X/

      Amendment No. 20                                                     /X/

                     OPPENHEIMER MULTI-SECTOR INCOME TRUST

              (Exact Name of Registrant as Specified in Charter)

                          Two World Financial Center
                               225 Liberty Street-11th Floor
                        New York, New York 10281-1008

                   (Address of Principal Executive Offices)

                                 212-323-0250
-
                        (Registrant's Telephone Number)

                             ROBERT G. ZACK, ESQ.
                            OppenheimerFunds, Inc.
                          Two World Financial Center
                               225 Liberty Street-11th Floor
                        New York, New York 10281-1008

                    (Name and Address of Agent for Service)

                                   FORM N-2

                     OPPENHEIMER MULTI-SECTOR INCOME TRUST

                             Cross Reference Sheet

Part A of
Form N-2
Item No.    Prospectus Heading

1    *
2    *
3    *
4    *
5    *
6    *
7    *
8    General Description of the Registrant
9    Management
10   Capital Stock, Long-Term Debt, and Other Securities
11   *
12   *
13   See Item 15 of the Statement of Additional Information

Part B of
Form N-2
Item No. Heading In Statement of Additional Information

14   Cover Page
15   Table of Contents
16   *
17   See Item 8 of the Prospectus
18   Management
19   Control Persons and Principal Holders of Securities
20   See Item 9 of the Prospectus
21   Brokerage Allocation and Other Practices
22   See Item 10 of the Prospectus
23   Financial Statements

* Not applicable or negative answer.

                                             55
                     OPPENHEIMER MULTI-SECTOR INCOME TRUST

                                    PART A

                     INFORMATION REQUIRED IN A PROSPECTUS

Item 1.     Outside Front Cover.

            Inapplicable.

Item 2.     Inside Front and Outside Back Cover Pages.

            Inapplicable.

Item 3.     Fee Table and Synopsis

            Inapplicable.

Item 4.     Financial Highlights.

            Inapplicable.

Item 5.     Plan of Distribution.

            Inapplicable.

Item 6.     Selling Shareholders.

            Inapplicable.

Item 7.     Use of Proceeds.

            Inapplicable.

Item 8.     General Description of the Registrant.

      1.  Oppenheimer Multi-Sector Income Trust (the "Fund" or "Registrant") is a
closed-end diversified management investment company organized as a Massachusetts business trust on February 22, 1988.

      At a meeting on February 16, 2005, the Board of Trustees of the Fund approved a proposal to reorganize the fund with and into Oppenheimer Strategic Income Fund, an open-end fund.  The Board of the Fund also approved a resolution to hold a meeting of shareholders of the Fund to vote on the reorganization and recommended that shareholders approve it. OppenheimerFunds, Inc. is the investment adviser to both funds. Both funds have similar investment strategies and policies and have a common portfolio manager.

      If the proposed reorganization is also approved by the Board of Trustees of Strategic
Income Fund at its meeting scheduled for March 1, 2005, a proxy statement, containing more details about the proposal and the Board's action, will be sent to shareholders of the Fund asking them to vote on the proposed reorganization.

      2., 3., and 4.  The Fund's primary investment objective is high current income consistent with preservation of capital.  Its secondary objective is capital appreciation.
In seeking those objectives, under normal market conditions, the Fund will allocate its assets among seven sectors of the fixed-income securities market to take advantage of opportunities anticipated by OppenheimerFunds, Inc., the Fund's investment advisor (the
"Manager"), which arise in particular sectors in various economic environments.  The
Manager's opinion as to such
opportunities will be based on various factors which may affect the levels of income which can be obtained from the different sectors, such as (i) the effect of interest rate changes, on a relative and absolute basis, on yields of securities in the particular sectors, (ii) the effect of changes in tax laws and other legislation affecting securities in the various sectors, (iii) changes in the relative values of foreign currencies and (iv)
perceived strengths of the abilities of issuers in the various sectors to repay their obligations.

      The sectors in which the Fund invests are not divided by industry but instead differ by type of security and issuer and includes U.S. Government, Corporate, International,
Asset-Backed (including Mortgage-Backed), Municipal, Convertible and Money Market sectors.
The Manager believes that investing the Fund's assets in a portfolio comprised of three or more sectors, as opposed to limiting investments to only one such sector, will enhance the
Fund's ability to achieve high current income consistent with preservation of capital or seek capital appreciation.  The range of yields of the securities in each sector will differ from securities in the others both on an absolute and a relative basis.  It is not the intention of the Fund to always allocate its assets to the sector with the highest range of yields as this may not be consistent with preservation of capital.  The Manager will, however, monitor changes in relative yields of securities in the various sectors to help formulate its decisions on which sectors present attractive investment opportunities at a particular time.

      Historically, the markets for the sectors identified below have tended to behave somewhat independently and have at times moved in opposite directions.  For example, U.S.
government securities (defined below) have generally been affected negatively by concerns about inflation that might result from increased economic activity.  Corporate debt securities and convertible securities, on the other hand, have generally benefited from increased economic activity due to the resulting improvement in the credit quality of corporate issuers which, in turn, has tended to cause a rise in the prices of common stock underlying convertible securities.  The converse has generally been true during periods of economic decline.  Similarly, U.S. government securities can be negatively affected by a decline in the value of the dollar against foreign currencies, while the non-dollar denominated securities of foreign issuers held by U.S. investors have generally benefited from such decline.  Investments in short-term money market securities tend to decline less in value than long-term debt securities in periods of rising interest rates but do not rise as much in periods of declining rates.  At times the difference between yields on municipal securities and taxable securities does not fully reflect the tax advantage of municipal securities.  At such times investments in municipal securities tend to fare better in value than taxable investments because the yield differential generally can be expected to increase again to reflect the tax advantage.

      The Manager believes that when financial markets exhibit this lack of correlation, an active allocation of investments among these seven sectors can permit greater preservation of capital over the long term than would be obtained by investing permanently in any one sector.  To the extent that active allocation of investments among market sectors by the
Manager is successful in preserving or increasing capital, the Fund's capacity to meet its primary objective of high current income should be enhanced over the longer term.  The
Manager also will utilize certain other investment techniques, including options and futures, intended to enhance income and reduce market risk.

      The Fund can invest in securities in the Corporate, International, Asset-Backed and
Convertible Sectors which are in the lowest rating category of each of Standard & Poor's
Rating Service ("Standard & Poor's") or Moody's Investors Service, Inc. ("Moody's"), or
Fitch, Inc. ("Fitch") or another nationally recognized rating organization, or which are unrated.  The description and characteristics of the lowest rating category are discussed in the description of the Corporate Sector.  In all other sectors, the Fund will not invest in securities rated lower than those considered investment grade, i.e. "Baa" by Moody's or
"BBB" by Standard & Poor's, or Fitch.  See "Investment Sectors in Which the Fund Invests"
and Appendix A (Securities Ratings) to the Statement of Additional Information.  Unrated
securities will be of comparable quality to those that are rated, in the opinion of the
Manager.  The seven sectors of the fixed-income securities market in which the Fund can invest are:

-     The U.S. Government Sector, consisting of debt obligations of the U.S. government and its agencies and instrumentalities ("U.S. government securities");

-     The Corporate Sector, consisting of non-convertible debt obligations or preferred stock of U.S. corporate issuers and participation interests in senior, fully-secured loans made primarily to U.S. companies;

-     The International Sector, consisting of debt obligations (which may be denominated in foreign currencies) of foreign governments and their agencies and instrumentalities, certain supranational entities and foreign and U.S. companies;

-     The Asset-Backed Sector, consisting of undivided fractional interests in pools of consumer loans and participation interests in pools of residential mortgage loans;

-     The Municipal Sector, consisting of debt obligations of states, territories or possessions of the United States and the District of Columbia or their political subdivisions, agencies, instrumentalities or authorities;

-     The Convertible Sector, consisting of debt obligations and preferred stock of U.S.
      corporations which are convertible into common stock; and

-     The Money Market Sector, consisting of U.S. dollar-denominated debt obligations having a maturity of 397 days or less and issued by the U.S. government or its agencies, certain domestic banks or corporations; or certain foreign governments, agencies or banks; and repurchase agreements.

      Current income, preservation of capital and, secondarily, possible capital appreciation will be considerations in the allocation of assets among the seven investment sectors described above. The Manager anticipates that at all times Fund assets will be spread among three or more sectors.  Securities in the first six sectors above have maturities in excess of 397 days.  All securities denominated in foreign currencies will be considered as part of the International Sector, regardless of maturity.  The Fund can also invest in options and futures related to securities in each of the sectors.

INVESTMENT SECTORS IN WHICH THE FUND INVESTS

      The Fund's assets allocated to each of the sectors will be managed in accordance with the investment policies described above.  The Fund's portfolio might not always include all of the different types of investments described below.  The allocation among the different types of investments the Fund is permitted to invest in will vary over time based on the
Manager's evaluation of economic and market conditions.

The U.S. Government Sector

      Assets in this sector will be invested in U.S. government securities, which are obligations issued by or guaranteed by the United States government or its agencies or instrumentalities.  Certain of these obligations, including U.S. Treasury notes and bonds, and Federal Housing Administration debentures, are supported by the full faith and credit of the United States.  Certain other U.S. government securities, issued or guaranteed by federal agencies or government-sponsored enterprises, are not supported by the full faith and credit of the United States.  These latter securities include obligations supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of Federal
Home Loan Banks, and obligations supported by the credit of the instrumentality, such as
Federal National Mortgage Association bonds.  The Manager will adjust the average maturity of the investments held in this sector from time to time, depending on its assessment of relative yields of securities of different maturities and its expectations of future changes in interest rates.  U.S. government securities are considered among the most creditworthy of fixed-income investments.  Because of this, the yields available from U.S.
government securities are generally lower than the yields available from corporate debt securities.  Nevertheless, the values of U.S. government securities (like those of fixed-income securities generally) will change as interest rates fluctuate.

      Zero Coupon Treasury Securities.  The Fund can invest in "zero coupon" Treasury securities which are (a) U.S. Treasury notes and bonds which have been stripped of their unmatured interest coupons and receipts or (b) certificates representing interests in such stripped debt obligations and coupons.  A zero coupon security pays no interest to its holder during its life.  Accordingly, such securities usually trade at a deep discount from their face or par value and will be subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities which make current distribution of interest.
      Current federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as income each year even though the holder receives no interest payment in cash on the security during the year.  The Fund will not invest more than 10% of its total assets at the time of purchase in zero coupon Treasury securities.

The Corporate Sector

      Assets allocated to this sector will be invested in secured or unsecured non-convertible preferred stock and corporate debt obligations, such as bonds, debentures and notes.  The Fund can also acquire participation interests, as described below.

      Ratings.  Certain corporate fixed-income securities in which the Fund can invest may be unrated or in the lower rating categories of recognized rating agencies, i.e., ratings below "Baa" by Moody's or below "BBB" by Standard & Poor's.  Lower-rated securities, commonly called junk bonds, will involve greater volatility of price and risk of principal and income (including a greater possibility of default or bankruptcy of the issuer of such securities) than securities in the higher rating categories.  The Fund's investments in lower-rated securities can not exceed 75% of the Fund's total assets, with no more than 50%
of the Fund's total assets in lower-rated foreign securities (see "The International
Sector," below).

      The Fund's ability to increase its investments in high-yield securities will enable it to seek higher investment return.  However, high-yield securities, whether rated or unrated, could be subject to greater market fluctuations and risks of loss of income and principal and could have less liquidity than lower yielding, higher-rated fixed-income securities.  Principal risks of high-yield securities include (i) limited liquidity and secondary market support, (ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination of the holder's claims to the prior claims of banks and other senior lenders in bankruptcy proceedings, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates, whereby the holder might receive redemption proceeds at times when only lower-yielding portfolio securities are available for investment, (v) the possibility that earnings of the issuer can be insufficient to meet its debt service, and (vi) the issuer's low creditworthiness and potential for insolvency during periods of rising interest rates and economic downturn.

The International Sector

      The assets allocated to this sector will be invested in debt obligations (which may either be denominated in U.S. dollars or in non-U.S. currencies), issued or guaranteed by foreign corporations, certain supranational entities (described below), and foreign governments or their agencies or instrumentalities, and in debt obligations issued by U.S.
corporations denominated in non-U.S. currencies.  All such securities are referred to as
"foreign securities."  The Fund's investments in foreign lower-rated securities can not exceed 50% of the Fund's total assets.  The Fund can invest in any country where the
Manager believes there is a potential to achieve the Fund's investment objectives.  The
Fund may not invest more than 15% of its total assets in foreign securities of any one country.

      The percentage of the Fund's assets that will be allocated to this sector will vary on the relative yields of foreign and U.S. securities, the economies of foreign countries, the condition of such countries' financial markets, the interest rate climate of such countries and the relationship of such countries' currencies to the U.S. dollar.  These factors are judged on the basis of fundamental economic criteria (e.g., relative inflation levels and trends, growth rate forecasts, balance of payments status, and economic policies) as well as technical and political data.  The Fund's portfolio of foreign securities can include those of a number of foreign countries or, depending upon market conditions, those of a single country.

      The obligations of foreign governmental entities, including supranational entities, have various kinds of government support, and may or may not be supported by the full faith and credit of a foreign government.  Supranational entities include international organizations
designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies.
Examples include the International Bank for Reconstruction and Development (the World
Bank), the European Coal and Steel Community, the Asian Development Bank and the
Inter-American Development Bank.  The governmental members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.  Each supranational entity's lending activities are limited to a percentage of its total capital (including "callable capital" contributed by members at the entity's call), reserves and net income.  There can be no assurance that foreign governments will be willing or able to honor their commitments.

      Investing in foreign securities involves considerations and possible risks not typically associated with investing in securities in the U.S.  The values of foreign securities investments will be affected by changes in currency rates or exchange control regulations or currency blockage, application of foreign tax laws, including withholding taxes, changes in governmental administration or economic or monetary policy (in the U.S.
or abroad) or changed circumstances in dealings between nations.  Costs will be incurred in connection with conversions between various currencies.  Foreign brokerage commissions are generally higher than commissions in the U.S. and foreign securities markets can be less liquid, more volatile and less subject to governmental supervision than in the U.S.
Investments in foreign countries could be affected by other factors not generally thought to be present in the U.S., including expropriation or nationalization, confiscatory taxation, lack of uniform accounting, auditing, and financial reporting standards comparable to those applicable to U.S. issuers, and potential difficulties in enforcing contractual obligations, and could be subject to extended settlement periods.  There could be less information publicly available about foreign issuers than about U.S. issuers.

      Because the Fund can purchase securities denominated in foreign currencies, a change in the value of any such currency against the U.S. dollar will result in a change in the
U.S. dollar value of the Fund's assets and the Fund's income available for distribution.
Because a portion of the Fund's investment income can be received or realized in foreign currencies, the Fund will be required to compute and distribute its income in U.S. dollars, and absorb the cost of currency fluctuations.  The Fund can engage in foreign currency exchange transactions for hedging purposes to protect against changes in future exchange rates.

      The values of foreign investments and the investment income derived from them can also be affected unfavorably by changes in currency exchange control regulations.  Although the Fund will invest only in securities denominated in foreign currencies that at the time of investment do not have government-imposed restrictions on conversion into U.S. dollars, there can be no assurance against subsequent imposition of currency controls.  In addition, the values of foreign fixed-income investments will fluctuate in response to changes in
U.S. and foreign interest rates.

      Special Risks of Emerging Market Countries.  Investments in emerging market countries can involve further risks in addition to those identified above for investments in foreign securities.  Securities issued by emerging market countries and by companies located in those countries can be subject to extended settlement periods, whereby the Fund might not receive principal and/or income on a timely basis and its net asset value could be affected.  There can be a lack of liquidity for emerging market securities; interest rates and foreign currency exchange
rates could be more volatile; sovereign limitations on foreign investments may be more likely to be imposed; there can be significant balance of payment deficits; and their economies and markets can respond in a more volatile manner to economic changes than those of developed countries.

The Asset-Backed Sector

      Asset-Backed Securities.  The Fund can invest in securities that represent undivided fractional interests in pools of consumer loans, similar in structure to the mortgage-backed securities in which the Fund can invest described below.  Payments of principal and interest are passed through to holders of asset-backed securities and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guarantee by another entity or having a priority to certain of the borrower's other obligations.  The degree of credit enhancement varies and generally applies, until exhausted, to only a fraction of the asset-backed security's par value.  If the credit enhancement of any asset-backed security held by the Fund has been exhausted, and if any required payments of principal and interest are not made with respect to the underlying loans, the Fund can then experience losses or delays in receiving payment and a decrease in the value of the asset-backed security.

      The value of asset-backed securities is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement is exhausted.  The risks of investing in asset-backed securities are ultimately dependent upon payment of the underlying consumer loans by the individuals, and the Fund would generally have no recourse to the entity that originated the loans in the event of default by a borrower.  The underlying loans are subject to prepayments that shorten the weighted average life of asset-backed securities and can lower their return in the same manner as described below for prepayments of a pool of mortgage loans underlying mortgage-backed securities.

      Private and U.S. Government Issued Mortgage-Backed Securities and CMOs. The Fund can
      invest in securities that represent participation interests in pools of residential mortgage loans, including collateralized mortgage obligations (CMOs).  Some CMOs can be issued or guaranteed by agencies or instrumentalities of the U.S. government (for example, Ginnie Maes, Freddie Macs and Fannie Maes).  Other CMOs are issued by private issuers, such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers.
      CMOs issued by such private issuers are not issued or guaranteed by the U.S.
      government or its agencies and are, therefore, also subject to credit risks.  Credit risk relates to the ability of the issuer or a debt security to make interest or principal payments on the security as they become due.  Securities issued or guaranteed by the U.S. government are subject to little, if any, credit risk because they are backed by the "full faith and credit of the U.S. government," which in general terms means that the U.S. Treasury stands behind the obligation to pay interest and principal.

      The Fund's investments can include securities which represent participation interests in pools of residential mortgage loans which may be issued or guaranteed by private issuers or by agencies or instrumentalities of the U.S. government.  Such securities differ from conventional debt securities which provide for periodic payment of interest in fixed or determinable amounts
      (usually semi-annually) with principal payments at maturity or specified call dates.
      Mortgage-backed securities provide monthly payments which are, in effect, a
      "pass-through" of the monthly interest and principal payments (including any prepayments) made by the individual borrowers on the pooled mortgage loans.

            The yield on mortgage-backed securities is based on the average expected life of the underlying pool of mortgage loans, which is computed on the basis of the maturities of the underlying instruments.  The actual life of any particular pool will be shortened by unscheduled or early payments of principal and interest.  The occurrence of prepayments is affected by a wide range of economic, demographic and social factors and, accordingly, it is not possible to predict accurately the average life of a particular pool.  The yield on such pools is usually computed by using the historical record of prepayments for that pool, or in the case of newly-issued mortgages, the prepayment history of similar pools.  The actual prepayment experience of a pool of mortgage loans can cause the yield realized by the Fund to differ from the yield calculated on the basis of the expected average life of the pool.

            The price and yields to maturity of CMOs are, in part, determined by assumptions about cash-flows from the rate of payments of underlying mortgages.
      However, changes in prevailing interest rates can cause the rate of prepayments of underlying mortgages to change.  In general, prepayments on fixed rate mortgage loans increase during periods of falling interest rates and decrease during periods of rising interest rates.  Faster than expected prepayments of underlying mortgages will reduce the market value and yield to maturity of issued CMOs.  If prepayments of mortgages underlying a short-term or intermediate-term CMO occur more slowly than anticipated because of rising interest rates, the CMO effectively can become a longer-term security.  The prices of long-term debt securities generally fluctuate more widely than those of shorter-term securities in response to changes in interest rates which, in turn, can result in greater fluctuations in the Fund's share prices.

            Prepayments tend to increase during periods of falling interest rates, while during periods of rising interest rates prepayments will most likely decline.  When prevailing interest rates rise, the value of a pass-through security can decrease as do other debt securities, but, when prevailing interest rates decline, the value of pass-through securities is not likely to rise on a comparable basis with other debt securities because of the pre-payment feature of pass-through securities.  The Fund's reinvestment of scheduled principal payments and unscheduled prepayments it receives can occur at higher or lower rates than the original investment, thus affecting the yield of the Fund.  Monthly interest payments received by the Fund have a compounding effect which can increase the yield to shareholders more than debt obligations that pay interest semi-annually.

            Because of those factors, mortgage-backed securities can be less effective than
      Treasury bonds of similar maturity at maintaining yields during periods of declining interest rates.  Accelerated prepayments adversely affect yields for pass-through securities purchased at a premium (i.e., a price in excess of principal amount) and can involve additional risk of loss of principal because the premium may not have been fully amortized at the time the obligation is repaid.  The opposite is true for pass-through securities purchased at a discount.  The Fund can purchase mortgage-backed securities at a premium or at a discount.

      Some mortgage-backed securities issued or guaranteed by U.S. government agencies or instrumentalities are backed by the full faith and credit of the U.S. Treasury (e.g., direct pass-through certificates of the Government National Mortgage Association); some are supported by the right of the issuer to borrow from the U.S. government (e.g., obligations of Federal Home Loan Banks); and some are backed by only the credit of the issuer itself
(e.g., obligations of the Federal National Mortgage Association).  Such guarantees do not extend to the value or yield of the mortgage-backed securities themselves or to the value of the Fund's shares.

Forward Rolls.  The Fund can enter into "forward roll" transactions with respect to mortgage-related securities (also referred to as "mortgage dollar rolls").  In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, and having the same coupon and maturity) at a later date at a set price.  The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold.  Proceeds from the sale are invested in short-term instruments, such as repurchase agreements.  The income from those investments, plus the fees from the forward roll transaction, are expected to generate income to the Fund in excess of the yield on the securities that have been sold.

      The Fund will only enter into "covered" rolls.  To assure its future payment of the purchase price, the Fund will identify liquid assets in an amount equal to the payment obligation under the roll.

      These transactions have risks. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold.  It is possible that the market value of the securities the Fund sells may decline below the price at which the Fund is obligated to repurchase securities.

      Interest Rate Risks.  Although U.S. government securities involve little credit risk, their market values will fluctuate until they mature, depending on prevailing interest rates.  When prevailing interest rates go up, the market value of already issued debt securities tends to go down.  When interest rates go down, the market value of already issued debt securities tends to go up. The magnitude of those fluctuations generally will be greater when the average maturity of the Fund's portfolio securities is longer.  Certain of the Fund's investments, such as I/Os, P/Os and mortgage-backed securities such as CMOs, can be very sensitive to interest rate changes and their values can be quite volatile.

      The Fund can invest in "stripped" mortgage-backed securities or CMOs.  Stripped mortgage-backed securities usually have two classes.  The classes receive different proportions of the interest and principal distributions on the pool of mortgage assets that act as collateral for the security.  In certain cases, one class will receive all of the interest payments (and is known as an "I/O"), while the other class will receive all of the principal value on maturity (and is known as a "P/O").

      The yield to maturity on the class that receives only interest is extremely sensitive to the rate of payment of the principal on the underlying mortgages.  Principal prepayments increase that sensitivity.  Stripped securities that pay "interest only" are therefore subject to greater price
volatility when interest rates change, and they have the additional risk that if the underlying mortgages are prepaid, the Fund will lose the anticipated cash flow from the interest on the prepaid mortgages.  That risk is increased when general interest rates fall, and in times of rapidly falling interest rates, the Fund might receive back less than its investment.

      The value of "principal only" securities generally increases as interest rates decline and prepayment rates rise.  The price of these securities is typically more volatile than that of coupon-bearing bonds of the same maturity.

      Stripped securities are generally purchased and sold by institutional investors through investment banking firms.  At present, established trading markets have not yet developed for these securities.  Therefore, some stripped securities could be deemed
"illiquid."  If the Fund holds illiquid stripped securities, the amount it can hold will be subject to the Fund's investment limitations set forth under "Direct Placements and Other
Illiquid Securities."

      The Fund can also enter into "forward roll" transactions with banks or other buyers that provide for future delivery of the mortgage-backed securities in which the Fund can invest.  The Fund would be required to deposit liquid assets of any type, including equity and debt securities of any grade to its custodian bank in an amount equal to its purchase payment obligation under the roll.

      GNMA Certificates.  Certificates of the Government National Mortgage Association
("GNMA Certificates") are mortgage-backed securities which evidence an undivided interest in a pool or pools of mortgages.  The GNMA Certificates that the Fund can purchase are of the "modified pass-through" type, which entitle the holder to receive timely payment of all interest and principal payments due on the mortgage pool, net of fees paid to the "issuer"
and GNMA, regardless of whether the mortgagor actually makes the payment.

      The National Housing Act authorizes GNMA to guarantee the timely payment of principal and interest on securities backed by a pool of mortgages insured by the Federal Housing
Administration ("FHA") or guaranteed by the Veterans Administration ("VA").  The GNMA guarantee is backed by the full faith and credit of the U.S. government.  GNMA is also empowered to borrow without limitation from the U.S. Treasury if necessary to make any payments required under its guarantee.

      The average life of a GNMA Certificate is likely to be substantially shorter than the original maturity of the mortgages underlying the securities.  Prepayments of principal by mortgagors and mortgage foreclosures will usually result in the return of the greater part of principal investment long before the maturity of the mortgages in the pool.
Foreclosures impose no risk to principal investment because of the GNMA guarantee, except to the extent that the Fund has purchased the certificates at a premium in the secondary market.

      FHLMC Securities.  The Federal Home Loan Mortgage Corporation ("FHLMC") was created to promote development of a nationwide secondary market for conventional residential mortgages.  FHLMC issues two types of mortgage pass-through securities ("FHLMC
Certificates"): mortgage participation certificates ("PCS") and guaranteed mortgage certificates ("GMCs").  PCS resemble GNMA Certificates in that each PC represents a pro rata share of all
interest and principal payments made and owed on the underlying pool.  FHLMC guarantees timely monthly payment of interest on PCS and the ultimate payment of principal.

      GMCs also represent a pro rata interest in a pool of mortgages.  However, these instruments pay interest semi-annually and return principal once a year in guaranteed minimum payments.  The expected average life of these securities is approximately 10 years.  The FHLMC guarantee is not backed by the full faith and credit of the United States.

      FNMA Securities.  The Federal National Mortgage Association ("FNMA") was established to create a secondary market in mortgages insured by the FHA.  FNMA issues guaranteed mortgage pass-through certificates ("FNMA Certificates").  FNMA Certificates resemble GNMA
Certificates in that each FNMA Certificate represents a pro rata share of all interest and principal payments made and owed on the underlying pool.  FNMA guarantees timely payment of interest and principal on FNMA Certificates.  The FNMA guarantee is not backed by the full faith and credit of the United States.

The Municipal Sector

      The assets of this sector will be invested in obligations issued by or on behalf of states, territories or possessions of the United States and the District of Columbia or
their political subdivisions, agencies, instrumentalities or authorities (municipal bonds).  At the time of purchase, all securities in this sector will be rated within the four highest grades assigned by Moody's, Standard & Poor's, Fitch Inc. ("Baa" or better by
Moody's or "BBB" or better by Standard & Poor's), or another nationally recognized rating organization, or unrated securities which are of comparable quality in the opinion of the
Manager.  Any income earned on municipal bonds which the Fund distributes to shareholders would be treated as taxable income to such shareholders.

      The Fund does not expect to invest in municipal bonds for tax-exempt income to distribute to shareholders, but to take advantage of yield differentials with other debt securities, which can be reflected in bond prices, and thus reflect potential for capital appreciation.  Because municipal bonds are generally exempt from federal taxation they normally yield much less than taxable fixed-income securities.  At times, however, the yield differential narrows from its normal range.  This can occur, for example, when the demand for U.S. government securities substantially increases in times of economic stress or when investors seeking safety are willing to pay more for such securities thereby reducing the yield.  It also can occur when investors perceive a threat to the continuation of the tax-exempt status of municipal bonds through possible Congressional or State action.  When this happens, investors are not willing to pay as much for municipal bonds, thereby reducing prices and increasing their yield compared to taxable obligations.  If such situations occur, investments in the Municipal Sector can be more attractive than other sectors even though such investments continue to offer lower yields than taxable securities because if the yield differential returns to normal ranges, the value of municipal bonds relative to taxable fixed-income securities will have increased, i.e.
depreciated less or appreciated more.  Such an investment would help the Fund achieve its objective of capital preservation.  It would also help achieve its objective of high income because the Fund's net asset value per share would be higher than it otherwise would have been, thereby permitting it to earn additional income on those assets.

      Municipal bonds include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as airports, highways, bridges, schools, hospitals, housing, mass transportation, streets, and water and sewer works.  Other public purposes for which municipal bonds can be issued include the refunding of outstanding obligations, obtaining funds for general operating expenses and obtaining funds to lend to other public institutions and facilities.

      The two principal classifications of municipal bonds are (1) "general obligation" and
(2) "revenue" (or "special tax") bonds.  General obligation bonds are secured by the issuer's pledge of its full faith, credit and unlimited taxing power for the payment of principal and interest.  Revenue or special tax bonds are payable only from the revenues derived from a particular facility or class of facilities or project or, in a few cases, from the proceeds of a special excise or other tax but are not supported by the issuer's power to levy general taxes.  There are variations in the security of municipal bonds, both within a particular classification and between classifications, depending on numerous factors.  The yields of municipal bonds depend on, among other things, general money market conditions, general conditions of the Municipal Bond market, size of a particular offering, the maturity of the obligation and rating of the issue, and are generally lower than those of taxable investments.

The Convertible Sector

      Assets allocated to this sector will be invested in securities (bonds, debentures, corporate notes, preferred stocks and units with warrants attached) which are convertible into common stock.  Common stock received upon conversion can be retained in the Fund's portfolio to permit orderly disposition or to establish a holding period to avoid possible adverse federal income tax consequences to the Fund or shareholders.

      Convertible securities can provide a potential for current income through interest and dividend payments and at the same time provide an opportunity for capital appreciation by virtue of their convertibility into common stock.  The rating requirements to which the
Fund is subject when investing in corporate fixed-income securities and foreign securities
(see above) also apply  to the Fund's investments in domestic and foreign convertible securities, respectively.

      Convertible securities rank senior to common stock in a corporation's capital structure and, therefore, can entail less risk than the corporation's common stock.  The value of a convertible security is a function of its "investment value" (its value without considering its conversion privilege) and its "conversion value" (the security's worth if it were to be exchanged pursuant to its conversion privilege for the underlying security at the market value of the underlying security).

      To the extent that a convertible security's investment value is greater than its conversion value, its price will be primarily a reflection of such investment value and its price will be likely to increase when interest rates fall and decrease when interest rates rise as with other fixed-income securities (the credit standing of the issuer and other factors may also have an effect on the convertible security's value).  If the conversion value exceeds the investment value, the price of the convertible security will rise above its investment value and, in addition, will sell at some
premium over its conversion value, which represents the price investors are willing to pay for the privilege of purchasing a fixed-income security with a possibility of capital appreciation due to the conversion privilege.  At such times the price of the convertible security will tend to fluctuate directly with the price of the underlying equity security.
Convertible securities can be purchased by the Fund at varying price levels above their investment values and/or their conversion values in keeping with the Fund's objectives.

The Money Market Sector

      Assets in this sector will be invested in the following U.S. dollar-denominated debt obligations maturing in 397 days or less:

      (1)   U.S. government securities: Obligations issued or guaranteed by the U.S.
            government or its agencies or instrumentalities.

      (2)   Bank Obligations: Certificates of deposit, bankers' acceptances, loan participation agreements, time deposits, and letters of credit if they are payable in the United States or London, England, and are issued or guaranteed by a domestic or foreign bank having total assets in excess of $1 billion.

      (3)   Commercial Paper: Obligations rated "A-1," "A-2" or "A-3" by Standard & Poor's or Prime-1, Prime-2 or Prime-3 by Moody's or if not rated, issued by a corporation having an existing debt security rated "A" or better by Standard &
            Poor's or "A" or better by Moody's.

(4)   Corporate Obligations: Corporate debt obligations (including master demand notes but not including commercial paper) if they are issued by domestic corporations and are rated "A" or better by Standard & Poor's or "A" or better by Moody's or unrated securities which are of comparable quality in the opinion of the
            Manager.

      (5)   Other Obligations: Obligations of the type listed in (1) through (4) above, but not satisfying the standards set forth therein, if they are (a) subject to repurchase agreements or (b) guaranteed as to principal and interest by a domestic or foreign bank having total assets in excess of $1 billion, by a corporation whose commercial paper can be purchased by the Fund, or by a foreign government having an existing debt security rated "AA" or "Aa" or better.

      (6)   Board-Approved Instruments: Other short-term investments of a type which the
            Board determines presents minimal credit risks and which are of "high quality"
            as determined by any major rating service or, in the case of an instrument that is not rated, of comparable quality as determined by the Board.

      Bank time deposits can be non-negotiable until expiration and can impose penalties for early withdrawal.  Master demand notes are corporate obligations which permit the investment of fluctuating amounts by the Fund at varying rates of interest pursuant to direct arrangements between the Fund, as lender, and the borrower.  They permit daily changes in the amounts borrowed.  The Fund has the right to increase the amount under the note at any time up to the full
amount provided by the note agreement, or to decrease the amount, and the borrower can prepay up to the full amount of the note without penalty.  These notes may or may not be backed by bank letters of credit.  Because these notes are direct lending arrangements between the lender and borrower, it is not generally contemplated that they will be traded, and there is no secondary market for them, although they are redeemable (and thus immediately repayable by the borrower) at principal amount, plus accrued interest, at any time.

      The Fund has no limitation on the type of issuer from whom these notes will be purchased; however, in connection with such purchase and on an ongoing basis, subject to policies established by the Board of Trustees, the Manager will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously.  Investments in bank time deposits and master demand notes are subject to the investment limitation on securities that are not readily marketable set forth under
"Special Investment Techniques -- Direct Placements and Other Illiquid Securities."

      Because the Fund can invest in U.S. dollar-denominated securities of foreign banks and foreign branches of U.S. banks, the Fund can be subject to additional investment risks which can include future political and economic developments of the country in which the bank is located, possible imposition of withholding taxes on interest income payable on the securities, possible seizure or nationalization of foreign deposits, the possible establishment of exchange control regulations or the adoption of other governmental restrictions that might affect the payment of principal and interest on such securities.
Additionally, not all of the U.S. federal and state banking laws and regulations applicable to domestic banks relating to maintenance of reserves, loan limits and promotion of financial soundness apply to foreign branches of domestic banks, and none of them apply to foreign banks.

SPECIAL INVESTMENT TECHNIQUES

      In conjunction with the investments in the seven sectors described above, the Fund can use the following special investment techniques, however, the Fund's portfolio might not always include all of the different types of investment described below.

Direct Placements and Other Illiquid Securities

      The Fund can invest up to 20% of its assets in securities purchased in direct placements which are subject to statutory or contractual restrictions and delays on resale
(restricted securities). This policy does not limit the acquisition of restricted securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 that are determined to be liquid by the Board of Trustees or the Manager under Board-approved guidelines.  Such guidelines take into account trading activity for such securities and the availability of reliable pricing information, among other factors.  If there is a lack of trading interest in particular Rule 144A securities, the Fund's holdings of those securities can be illiquid. Restricted securities may generally be resold only in privately-negotiated transactions with a limited number of purchasers or in a public offering registered under the Securities Act of 1933 and are, therefore, unlike securities which are traded in the open market and can be expected to be sold immediately if the market demand is adequate.  If restricted securities are substantially comparable to registered securities of the same
issuer which are readily marketable, the Fund can not purchase them unless they are offered at a discount from the market price of the registered securities.  Generally, no restricted securities will be purchased unless the issuer has agreed to register the securities at its expense within a specific time period.  Adverse conditions in the public securities market at certain times can preclude a public offering of an issuer's unregistered securities.
There can be undesirable delays in selling restricted securities at prices representing fair value.

      The Fund can invest up to an additional 10% of its assets in securities which, although not restricted, are not readily marketable.  Such securities can include bank time deposits, master demand notes described in the Money Market Sector and certain puts and calls which are traded in the over-the-counter markets.  The Manager monitors holdings of illiquid securities on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity. Illiquid securities include repurchase agreements maturing in more than seven days, or certain participation interests other than those with puts exercisable within seven days.

Repurchase Agreements

      Any of the securities permissible for purchase for one of its sectors can be acquired by the Fund subject to repurchase agreements with commercial banks with total assets in excess of $1 billion or securities dealers with a net worth in excess of $50 million.  In a repurchase transaction, at the time the Fund acquires a security, it simultaneously resells it to the vendor and must deliver that security to the vendor on a specific future date.
The repurchase price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect.
The majority of these transactions run from day to day, and delivery pursuant to the resale typically will occur within one to five days of the purchase.  The Fund will not enter into a repurchase transaction of more than seven days.  Repurchase agreements are considered
"loans" under the Investment Company Act of 1940 (the "Investment Company Act"),
collateralized by the underlying security.  The Fund's repurchase agreements will require that at all times while the repurchase agreement is in effect, the collateral's value must equal or exceed the repurchase price to collateralize the loan fully.  The Manager will monitor the collateral daily and, in the event its value declines below the repurchase price, will immediately demand additional collateral be deposited.  If such demand is not met within one day, the existing collateral will be sold.  Additionally, the Manager will consider the creditworthiness of the vendor.  If the vendor fails to pay the agreed-upon resale price on the delivery date, the Fund's risks in such event can include any decline in value of the collateral to an amount which is less than 100% of the repurchase price, any costs of disposing of such collateral, and loss from any delay in foreclosing on the collateral.  There is no limit on the amount of the Fund's assets that can be subject to repurchase agreements.

      Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the
Fund, along with other affiliated entities managed by the Manager, may transfer uninvested cash balances into one or more joint repurchase accounts. These balances are invested in one or more repurchase agreements, secured by U.S. government securities. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

When-Issued and Delayed-Delivery Transactions

      The Fund can purchase asset-backed securities, municipal bonds and other debt securities on a "when-issued" basis, and can purchase or sell such securities on a
"delayed-delivery" basis. "When-issued" or "delayed-delivery" refers to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery.  Although the Fund will enter into such transactions for the purpose of acquiring securities for its portfolio for delivery pursuant to option contracts it has entered into, the Fund can dispose of a commitment prior to settlement.
The Fund does not intend to make such purchases for speculative purposes.  When such transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made, but delivery and payment for the securities take place at a later date.  During the period between commitment by the Fund and settlement, no payment is made for the securities purchased, and no interest accrues to the Fund from the transaction until the Fund receives the security at settlement of the trade.  Such securities are subject to market fluctuations; the value at delivery can be less than the purchase price.  The Fund will identify to its custodian, liquid assets on its records as segregated of any type, including equity and debt securities of any grade at least equal to the value of purchase commitments until payment is made.  Such securities can bear interest at a lower rate than longer term securities.  The commitment to purchase a security for which payment will be made on a future date can be deemed a separate security and involve a risk of loss if the value of the security declines prior to the settlement date, which risk is in addition to the risk of decline of the Fund's other assets.

Hedging

      The Fund can purchase and sell futures contracts; enter into forward contracts;
purchase and sell call and put options on securities, futures, indices and foreign currencies; and enter into interest rate swap agreements.  These are referred to as
"Hedging Instruments." The Fund is not obligated to use hedging instruments even though it is permitted to use them in the Manager's discretion, as described below.

      Hedging Instruments can be used to attempt to protect against possible declines in the market value of the Fund's portfolio from downward trends in securities markets, to protect the Fund's unrealized gains in the value of its securities which have appreciated, to facilitate selling securities for investment reasons, to establish a position in the securities markets as a temporary substitute for purchasing particular securities, or to reduce the risk of adverse currency fluctuations.

      The Fund's strategy of hedging with futures and options on futures will be incidental to the Fund's activities in the underlying cash market.  Covered calls and puts can also be written on securities to attempt to increase the Fund's income. The Fund will not use futures and options on futures for speculation.  The hedging instruments the Fund can use are described below.  As of the date of this Registration Statement, the Fund does not intend to enter into futures, forward contracts and options on futures if after any such purchase, the sum of margin deposits on futures and premiums paid on futures options would exceed 5% of the value of the Fund's total assets.

o     Futures.  The Fund can buy and sell futures contracts that relate to (1) stock indices (referred to as stock index futures), (2) other securities indices (together with stock index futures, referred to as financial futures), (3) an individual stock ("single stock futures"), (4) interest rates (referred to as interest rate futures), (5) foreign currencies (referred to as forward contracts), or (6) commodities (referred to as commodity futures.) An interest rate future obligates the seller to deliver and the purchaser to take a specific type of debt security at a specific future date for a fixed price.  That obligation can be satisfied by actual delivery of the debt security or by entering into an offsetting contract.  A bond index assigns relative values to the bonds included in that index and is used as a basis for trading long-term bond index futures contracts.  Bond index futures reflect the price movements of bonds included in the index.  They differ from interest rate futures in that settlement is made in cash rather than by delivery; or
settlement can be made by entering into an offsetting contract. A single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an
offsetting contract to close out the position.   Single stock futures trade on a very
limited number of exchanges, with contracts typically not fungible among the exchanges.

o     Put and Call Options. The Fund can buy and sell exchange-traded and over-the-counter put and call options, including index options, securities options, currency options, commodities options, and options on the other types of futures described in "futures,"
above.  A call or put can be purchased only if, after the purchase, the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

      If the Fund sells (that is, writes) a call option, it must be "covered."  That means the Fund must own the security subject to the call while the call is outstanding, or, for other types of written calls, the Fund must identify liquid assets to enable it to satisfy its obligations if the call is exercised.  Up to 25% of the Fund's total assets can be subject to calls.

      The Fund can buy puts whether or not it holds the underlying investment in the portfolio. If the Fund writes a put, the put must be covered by identified liquid assets.
The Fund will not write puts if more than 50% of the Fund's net assets would have to be identified to cover put options.

      Buying a put on an investment the Fund does not own (such as an index or future)
permits the Fund to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

o     Foreign Currency Options.  The Fund can purchase and write puts and calls on foreign currencies that are traded on a securities or commodities exchange or quoted by major recognized dealers in such options, for the purpose of protecting against declines in the dollar value of foreign securities and against increases in the dollar cost of foreign securities to be acquired.  If a rise is anticipated in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of such securities can be partially offset by purchasing calls or writing puts on that foreign currency.  If a decline in the dollar value of a
foreign currency is anticipated, the decline in value of portfolio securities denominated in that currency can be partially offset by writing calls or purchasing puts on that foreign currency.  However, in the event of currency rate fluctuations adverse to the
Fund's position, it would either lose the premium it paid and incur transaction costs, or purchase or sell the foreign currency at a disadvantageous price.

o     Forward Contracts.  The Fund can enter into foreign currency exchange contracts
("forward contracts"), which obligate the seller to deliver and the purchaser to take a specific foreign currency at a specific future date for a fixed price.  The Fund can enter into a forward contract in order to "lock in" the U.S. dollar price of a security denominated in a foreign currency, or to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and a foreign currency.  There is a risk that use of forward contracts can reduce the gain that would otherwise result from a change in the relationship between the U.S. dollar and a foreign currency.  Forward contracts include standardized foreign currency futures contracts which are traded on exchanges and are subject to procedures and regulations applicable to other futures.  The
Fund can also enter into a forward contract to sell a foreign currency denominated in a currency other than that in which the underlying security is denominated.  This is done in the expectation that there is a greater correlation between the foreign currency of the forward contract and the foreign currency of the underlying investment than between the
U.S. dollar and the currency of the underlying investment.  This technique is referred to as "cross hedging."  The success of cross hedging is dependent on many factors, including the ability of the Manager to correctly identify and monitor the correlation between foreign currencies and the U.S. dollar.  To the extent that the correlation is not identical, the Fund can experience losses or gains on both the underlying security and the cross currency hedge.

      The Fund will not speculate in foreign currency exchange contracts.  There is no limitation as to the percentage of the Fund's assets that can be committed to foreign currency exchange contracts.  The Fund does not enter into such forward contracts or maintain a net exposure in such contracts to the extent that the Fund would be obligated to deliver an amount of foreign currency in excess of the value of the Fund's assets denominated in that currency or enter into a cross hedge unless it is denominated in a currency or currencies that the Manager believes will have price movements that tend to correlate closely with the currency in which the investment being hedged is denominated.

      There are certain risks in writing calls.  If a call written by the Fund is exercised, the Fund foregoes any profit from any increase in the market price above the call price of the underlying investment on which the call was written.  In addition, the
Fund could experience capital losses that might cause previously distributed short-term capital gains to be re-characterized as non-taxable return of capital to shareholders.  In writing puts, there is the risk that the Fund could be required to buy the underlying security at a disadvantageous price.  The principal risks relating to the use of futures are: (a) possible imperfect correlation between the prices of the futures and the market value of the securities in the Fund's portfolio; (b) possible lack of a liquid secondary market for closing out a futures position; (c) the need for additional skills and techniques beyond those required for normal portfolio management; and (d) losses on futures resulting from interest rate movements not anticipated by the Manager.

      Interest Rate Swaps and Total Return Swaps.  In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on a security. For example, they might swap the right to receive fixed rate payments for floating rate payments. The Fund enters into swaps only on securities it owns.  The Fund can not enter into swaps with respect to more than 25% of its total assets.  Also, the Fund will identify on its books liquid assets of any type, including equity and debt securities of any grade, to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

      In addition, the Fund may invest in total return swaps with appropriate counterparties.  In a total return swap, one party pays a rate of interest in exchange for the total rate of return on another investment.  For example, if the Fund wished to invest in a particular security, it could instead enter into a total return swap and receive the total return of that security, less the "funding cost," which would be a floating interest rate payment to the counterparty.

      Under a swap agreement, the Fund typically will pay a fee determined by multiplying the face value of the swap agreement by an agreed-upon interest rate.  If the underlying asset value declines over the term of the swap, the Fund would be required to pay the dollar value of that decline to the counterparty in addition to its fee payments.

      Swap agreements entail both interest rate risk and credit risk.  There is a risk that, based on movements of interest rates in the future, the payments made by the Fund under a swap agreement will be greater than the payments it receives.  Credit risk arises from the possibility that the counterparty will default.  If the counterparty defaults, the
Fund's loss will consist of the net amount of contractual interest payments that the Fund has not yet received.  The Manager will monitor the creditworthiness of counterparties to the Fund's interest rate swap transactions on an ongoing basis.

o     Derivative Investments. The Fund can invest in a number of different kinds of
"derivative investments."  In general, a "derivative investment" is a specially designed investment whose performance is linked to the performance of another investment or security, such as an option, future, index, currency or commodity.  The Fund can not purchase or sell physical commodities or commodity contracts; however this does not prevent the Fund from buying or selling options and futures contracts or from investing in securities or other instruments backed by physical commodities.  In the broadest sense, derivative investments include exchange-traded options and futures contracts.  The risks of investing in derivative investments include not only the ability of the company issuing the instrument to pay the amount due on the maturity of the instrument, but also the risk that the underlying investment or security might not perform the way the Manager expected it to perform.  The performance of derivative investments can also be influenced by interest rate changes in the U.S. and abroad.  All of this can mean that the Fund will realize less principal and/or income than expected.  Certain derivative investments held by the Fund can trade in the over-the-counter market and can be illiquid.  Derivative investments used by the Fund are used in some cases for hedging purposes and in other cases for "non-hedging"
investment purposes to seek income or total return.  In the broadest sense, exchange-traded options and futures contracts (discussed in "Hedging," above) can be considered "derivative investments."

      The Fund can invest in different types of derivatives, generally known as "Structured
Investments."  "Index-linked" or "commodity -linked" notes are debt securities of companies that call for interest payments and/or payment on the maturity of the note in different terms than the typical note where the borrower agrees to make fixed interest payments and to pay a fixed sum on the maturity of the note.  Principal and/or interest payments on an index-linked note depend on the performance of one or more market indices, such as the S&P
500 Index or a weighted index of commodity futures, such as crude oil, gasoline and natural gas.  Further examples of derivative investments the Fund can invest in include "debt exchangeable for common stock" of an issuer or "equity-linked debt securities" of an issuer. At maturity, the principal amount of the security is exchanged for common stock of the issuer or is payable in an amount based on the issuer's common stock price at the time of maturity.  In either case there is a risk that the amount payable at maturity will be less than the principal amount of the debt.

      The Fund can also invest in currency-indexed securities.  Typically these are short-term or intermediate-term debt securities having a value at maturity, and/or interest rates determined by reference to one or more specified foreign currencies.  Certain currency-indexed securities purchased by the Fund can have a payout factor tied to a multiple of the movement of the U.S. dollar (or the foreign currency in which the security is denominated) against the movement in the U.S. dollar, the foreign currency, another currency, or an index.  Such securities can be subject to increased principal risk and increased volatility than comparable securities without a payout factor in excess of one, but the Manager believes the increased yield justifies the increased risk.

o     Participation Interests.  The Fund can acquire interests in loans that are made to
U.S. companies, foreign companies and foreign governments (the "borrower").  They can be interests in, or assignments of, the loan and are acquired from banks or brokers that have made the loan or have become members of the lending syndicate.  The Fund will not invest, at the time of investment, more than 5% of its net assets in participation interests of the same borrower.  The Manager has set certain creditworthiness standards for borrowers, and monitors their creditworthiness.  The value of loan participation interests depends primarily upon the creditworthiness of the borrower, and its ability to pay interest and principal.  Borrowers can have difficulty making payments.  If a borrower fails to make scheduled interest or principal payments, the Fund could experience a decline in the net asset value of its shares.  Some borrowers can have senior securities rated as low as "C"
by Moody's or "D" by Standard & Poor's, but can be deemed acceptable credit risks.
Participation interests are subject to the Fund's limitations on investments in illiquid securities.

o     Credit Derivatives. The Fund may enter into credit default swaps, both directly
("unfunded swaps") and indirectly in the form of a swap embedded within a structured note
("funded swaps"), to protect against the risk that a security will default.  Unfunded and funded credit default swaps may be on a single security, or on a basket of securities.  The
Fund pays a fee to enter into the swap and receives a fixed payment during the life of the swap.  The Fund may take a short position in the credit default swap (also known as "buying credit protection"), or may take a long position in the credit default swap note (also known as "selling credit protection").

      The Fund would take a short position in a credit default swap (the "unfunded swap")
against a long portfolio position to decrease exposure to specific high yield issuers.  If the short credit default swap is against a corporate issue, the Fund must own that corporate issue. However, if the short credit default swap is against sovereign debt, the
Fund may own either: (i) the reference obligation, (ii) any sovereign debt of that foreign country, or (iii) sovereign debt of any country that the Manager determines is closely correlated as an inexact bona fide hedge.

      If the Fund takes a short position in the credit default swap, if there is a credit event (including bankruptcy, failure to timely pay interest or principal, or a restructuring), the Fund will deliver the defaulted bonds and the swap counterparty will pay the par amount of the bonds.  An associated risk is adverse pricing when purchasing bonds to satisfy the delivery obligation.  If the swap is on a basket of securities, the notional amount of the swap is reduced by the par amount of the defaulted bond, and the fixed payments are then made on the reduced notional amount.

      Taking a long position in the credit default swap note (i.e., purchasing the "funded swap") would increase the Fund's exposure to specific high yield corporate issuers.  The goal would be to increase liquidity in that market sector via the swap note and its associated increase in the number of trading instruments, the number and type of market participants, and market capitalization.

      If the Fund takes a long position in the credit default swap note, if there is a credit event the Fund will pay the par amount of the bonds and the swap counterparty will deliver the bonds.  If the swap is on a basket of securities, the notional amount of the swap is reduced by the par amount of the defaulted bond, and the fixed payments are then made on the reduced notional amount.

      The Fund will invest no more than 25% of its total assets in "unfunded" credit default swaps.  The Fund will limit its investments in "funded" credit default swap notes to no more than 10% of its total assets.

      Other risks of credit default swaps include the cost of paying for credit protection if there are no credit events, pricing transparency when assessing the cost of a credit default swap, counterparty risk, and the need to fund the delivery obligation (either cash or the defaulted bonds, depending on whether the Fund is long or short the swap, respectively).

Loans of Portfolio Securities

        The Fund has entered into a Securities Lending Agreement with JP Morgan Chase.
Under that agreement portfolio securities of the Fund may be loaned to brokers, dealers and other financial institutions.  The Securities Lending Agreement provides that loans must be adequately collateralized and may be made only in conformity with the Fund's Securities
Lending Guidelines, adopted by the Fund's Board of Trustees. The value of the securities loaned may not exceed 25% of the value of the Fund's net assets.

        The Fund may lend its portfolio securities pursuant to the Securities Lending
Agreement (the "Securities Lending Agreement") with JP Morgan Chase, subject to the following restrictions as well as applicable laws.  The Fund will lend such portfolio securities to attempt to increase the Fund's income.  Under the Securities Lending
Agreement and applicable regulatory requirements (which are subject to change), the loan collateral must, on each business day, be at least equal to the value of the loaned securities and must consist of cash, bank letters of credit or securities of the U.S.
government (or its agencies or instrumentalities), or other cash equivalents in which the
Fund is permitted to invest.  To be acceptable as collateral, letters of credit must obligate a bank to pay to JP Morgan Chase, as agent, amounts demanded by the Fund if the demand meets the terms of the letter.  Such terms of the letter of credit and the issuing bank must be satisfactory to JP Morgan Chase and the Fund.  The Fund will receive, pursuant to the Securities Lending Agreement, 80% of all annual net income (i.e., net of rebates to the Borrower) from securities lending transactions. JP Morgan Chase has agreed, in general, to guarantee the obligations of borrowers to return loaned securities and to be responsible for expenses relating to securities lending. The Fund will be responsible, however, for risks associated with the investment of cash collateral, including the risk that the issuer of the security in which the cash collateral has been invested defaults.  The Securities
Lending Agreement may be terminated by either JP Morgan Chase or the Fund on 30 days'
written notice. The terms of the Fund's loans must also meet applicable tests under the
Internal Revenue Code and permit the Fund to reacquire loaned securities on five business days' notice or in time to vote on any important matter.

Borrowing

      From time to time, the Fund can increase its ownership of securities by borrowing up to 10% of the value of its net assets from banks and investing the borrowed funds (on which the Fund will pay interest).  After any such borrowing, the Fund's total assets, less its liabilities other than borrowings, must remain equal to at least 300% of all borrowings, as set forth in the Investment Company Act.  Interest on borrowed money is an expense the Fund would not otherwise incur, so that it can have substantially reduced net investment income during periods of substantial borrowings.  The Fund's ability to borrow money from banks subject to the 300% asset coverage requirement is a fundamental policy.

      The Fund can also borrow to finance repurchases and/or tenders of its shares and can also borrow for temporary purposes in an amount not exceeding 5% of the value of the Fund's total assets.  Any investment gains made with the proceeds obtained from borrowings in excess of interest paid on the borrowings will cause the net income per share or the net asset value per share of the Fund's shares to be greater than would otherwise be the case.
On the other hand, if the investment performance of the securities purchased fails to cover their cost (including any interest paid on the money borrowed) to the Fund, then the net income per share or net asset value per share of the Fund's shares will be less than would otherwise have been the case.  This speculative factor is known as "leverage."

      Although such borrowings would therefore involve additional risk to the Fund, the
Fund will only borrow if such additional risk of loss of principal is considered by the
Manager to be appropriate in relation to the Fund's primary investment objective of high current income consistent with preservation of capital.  The Manager will make this determination by examining both the market for securities in which the Fund invests and interest rates in general to ascertain that the climate is sufficiently stable to warrant borrowing.

Investment in Other Investment Companies.

      The Fund can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds and unit investment trusts, subject to the limits set forth in the Investment Company Act that apply to those types of investments.  For example, the Fund can invest in Exchange-Traded Funds, which are typically open-end funds or unit investment trusts, listed on a stock exchange.  The Fund might do so as a way of gaining exposure to the segments of the equity or fixed-income markets represented by the
Exchange-Traded Funds' portfolio, at times when the Fund may not be able to buy those portfolio securities directly.

      Investing in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment Company Act.  The Fund does not intend to invest in other investment companies unless the Manager believes that the potential benefits of the investment justify the payment of any premiums or sales charges.  As a shareholder of an investment company, the Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses.  The Fund does not anticipate investing a substantial amount of its net assets in shares of other investment companies.

Portfolio Turnover

      Because the Fund will actively use trading to benefit from short-term yield disparities among different issues of fixed-income securities or otherwise to achieve its investment objective and policies, the Fund can be subject to a greater degree of portfolio turnover than might be expected from investment companies which invest substantially all of their assets on a long-term basis.  The Fund cannot accurately predict its portfolio turnover rate, but it is anticipated that its annual turnover rate generally will not exceed 150% (excluding turnover of securities having a maturity of one year or less).

      The Manager will monitor the Fund's tax status under the Internal Revenue Code during periods in which the Fund's annual turnover rate exceeds 100%.  Higher portfolio turnover results in increased Fund expenses, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of securities and on the reinvestment in other securities.  To the extent that increased portfolio turnover results in sales of securities held less than three months, the Fund's ability to qualify as a "regulated investment company" under the Internal Revenue Code can be affected.

Defensive Strategies

      There can be times when, in the Manager's judgment, conditions in the securities markets would make pursuing the Fund's primary investment strategy inconsistent with the best interests of its shareholders.  At such times, the Fund may employ alternative strategies primarily seeking to reduce fluctuations in the value of the Fund's assets.  In implementing these defensive strategies, the Fund can invest all or any portion of its assets in nonconvertible high-grade debt securities, or U.S. government and agency obligations.  The Fund can also hold a portion of its assets in cash or cash equivalents.
It is impossible to predict when, or for how long, alternative strategies will be utilized.

Effects of Interest Rate Changes

      During periods of falling interest rates, the values of outstanding long term fixed-income securities generally rise.  Conversely, during periods of rising interest rates, the values of such securities generally decline.  The magnitude of these fluctuations will generally be greater for securities with longer maturities.  If the
Manager's expectation of changes in interest rates or its evaluation of the normal yield relationships in the fixed-income markets proves to be incorrect, the Fund's income, net asset value and potential capital gain can be decreased or its potential capital loss can be increased.

      Although changes in the value of the Fund's portfolio securities subsequent to their acquisition are reflected in the net asset value of the Fund's shares, such changes will not affect the income received by the Fund from such securities.  The dividends paid by the
Fund will increase or decrease in relation to the income received by the Fund from its investments, which will in any case be reduced by the Fund's expenses before being distributed to the Fund's shareholders.

INVESTMENT RESTRICTIONS

      The Fund has adopted the following investment restrictions, which together with its investment objectives, are fundamental policies changeable only with the approval of the holders of a "majority" of the Fund's outstanding voting securities, defined in the
Investment Company Act as the affirmative vote of the lesser of (a) more than 50% of the outstanding shares of the Fund, or (b) 67% or more of the shares present or represented by proxy at a meeting if more than 50% of the Fund's outstanding shares are represented at the meeting in person or by proxy.  A policy is not a fundamental policy unless this Prospectus or the Statement of Additional Information says that it is.  The Fund's Board of Trustees can change non-fundamental policies, unless otherwise stated, without shareholder approval.  Unless it is specifically stated that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment, and the Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.  Under these restrictions, the Fund will not do any of the following:

o     As to 75% of its total assets, the Fund will not invest in securities of any one issuer (other than the United States government, its agencies or instrumentalities)
       if after any such investment either (a) more than 5% of the Fund's total assets would be invested in the securities of that issuer, or (b) the Fund would then own more than 10% of the voting securities of that issuer;

o     The Fund will not concentrate investments to the extent of 25% or more of its total assets in securities of issuers in the same industry; provided that this limitation shall not apply with respect to investments in U.S. government securities;

o     The Fund will not make loans except through (a) the purchase of debt securities in accordance with its investment objectives and policies; (b) the lending of portfolio securities as described above; or (c) the acquisition of securities subject to repurchase agreements;

o     The Fund will not borrow money, except in conformity with the restrictions stated
       above under "Borrowing";

o     The Fund will not pledge, hypothecate, mortgage or otherwise encumber its assets, except to secure permitted borrowings or for the escrow arrangements contemplated in connection with the use of Hedging Instruments;

o     The Fund will not participate on a joint or joint and several basis in any securities trading account;

o     The Fund will not invest in companies for the purpose of exercising control or management thereof;

o     The Fund will not make short sales of securities or maintain a short position, unless at all times when a short position is open it owns an equal amount of such securities or by virtue of ownership of other securities has the right, without payment of any further consideration, to obtain an equal amount of the securities sold short ("short sales against the box").  Because changes in federal income tax laws would not enable the Fund to defer realization of gain or loss for federal income tax purposes, short sales against the box therefore would not be used by the
       Fund;

o     The Fund will not invest in (a) real estate, except that it can purchase and sell securities of companies which deal in real estate or interests therein; (b)
       commodities or commodity contracts (except that the Fund can purchase and sell hedging instruments whether or not they are considered to be a commodity or commodity contract); or (c) interests in oil, gas or other mineral exploration or development programs;

o     The Fund will not act as an underwriter of securities, except insofar as the Fund might be deemed to be an underwriter for purposes of the Securities Act of 1933 in the resale of any securities held for its own portfolio;

o     The Fund will not purchase securities on margin, except that the Fund can make margin deposits in connection with any of the Hedging Instruments it can use; or

o     The Fund will not issue "senior securities," but this does not prohibit certain investment activities for which assets of the Fund are designated as segregated, or margin, collateral, or escrow arrangements are established, to cover the related obligations.  Examples of those activities include borrowing money, reverse repurchase agreements, delayed-delivery agreements and when-issued arrangements for portfolio securities transactions and contracts to buy or sell derivatives, hedging instruments or options or futures.

5.    The shares of beneficial interest of the Fund, $.01 par value per share (the
    "shares"), are listed and traded on The New York Stock Exchange (the "NYSE").  The following table sets forth for the shares for the periods indicated: (a) the per share high sales price on the NYSE, the net asset value per share as of the last day of the week immediately preceding such day and the premium or discount (expressed as a percentage of net asset value) represented by the difference between such high sales price and the corresponding net asset value and (b) the per share low sales price on the NYSE, the net asset value per share as of the last day of the week immediately preceding such day and the premium or discount (expressed as a percentage of net asset value) represented by the difference between such low sales price and the corresponding net asset value.

               Market Price High;(1)              Market Price Low;(1)
               NAV and Premium/                   NAV and Premium/
Ended          Discount That Day(2)               Discount That Day(2)
--------       ----------------------------       ----------------------------

1/31/03        Market: $7.92                      Market: $7.86
               NAV: $8.52                         NAV: $8.52
               Premium//Discount: -7.04%          Premium//Discount: -7.75%

4/30/03        Market: $8.15                      Market: $7.85
               NAV: $8.94                         NAV: $8.62
               Premium//Discount: -8.81%          Premium//Discount: -8.94%

7/31/03        Market: $8.23                      Market: $7.94
               NAV: $9.12                         NAV: $9.06
               Premium//Discount: -9.76%          Premium//Discount: -12.35%

10/31/03       Market: $8.44                      Market: $8.15
               NAV: $9.28                         NAV: $9.22
               Premium//Discount: -9.05%          Premium//Discount: -11.62%

1/31/04        Market: $8.81                      Market: $8.62
               NAV: $9.55                         NAV: $9.53
               Premium//Discount: -7.76%          Premium//Discount: -9.53%

4/30/04        Market: $8.68                      Market: $8.12
               NAV:  $9.47                        NAV: $9.37
               Premium//Discount:-8.34%           Premium//Discount:-13.34%
7/31/04        Market: $8.18                      Market: $7.88
               NAV:  $9.35                        NAV: $9.26
               Premium//Discount:-12.51%          Premium//Discount:-14.90%

10/31/04       Market: $8.52                      Market: $8.28
               NAV:  $9.60                        NAV: $9.50
               Premium//Discount:-11.25%          Premium//Discount:-12.84%

1/31/05        Market: $8.64                      Market: $8.54
               NAV:  $9.58                        NAV: $9.71
               Premium//Discount:-9.81%           Premium//Discount:-12.05%

---------------
1.  As reported by the NYSE.
2.  The Fund's computation of net asset value (NAV) is as of the close of trading on the last day of the week immediately preceding the day for which the high and low market price is reported and the premium or discount (expressed as a percentage of net asset value) is calculated based on the difference between the high or low market price and the corresponding net asset value for that day, divided by the net asset value.

      The Board of Trustees of the Fund has determined that it could be in the interests of
Fund shareholders for the Fund to take action to attempt to reduce or eliminate a market value discount from net asset value.  To that end, the Fund could, from time to time, either repurchase shares in the open market or, subject to conditions imposed from time to time by the Board, make a tender offer for a portion of the Fund's shares at their net asset value per share.  Subject to the Fund's fundamental policy with respect to borrowings, the Fund could incur debt to finance repurchases and/or tenders.  Interest on any such borrowings will reduce the Fund's net income.  In addition, the acquisition of shares by the Fund will decrease the total assets of the Fund and therefore will have the effect of increasing the Fund's expense ratio.  If the Fund must liquidate portfolio securities to purchase shares tendered, the Fund could be required to sell portfolio securities for other than investment purposes and could realize gains and losses.

      In addition to open-market share purchases and tender offers, the Board could also seek shareholder approval to convert the Fund to an open-end investment company if the
Fund's shares trade at a substantial discount.  If the Fund's shares have traded on the
NYSE at an average discount from net asset value of more than 10%, determined on the basis of the discount as of the end of the last trading day in each week during the period of 12 calendar weeks ending October 31 in such year, the Trustees will consider recommending to shareholders a proposal to convert the Fund to an open-end company.  If during a year in which the Fund's shares trade at the average discount stated, and for the period described, in the preceding sentence the Fund also receives written requests from the holders of 10%
or more of the Fund's outstanding shares that a proposal to convert to an open end company be submitted to the Fund's shareholders, within six months the Trustees will submit a proposal to the Fund's shareholders, to the extent consistent with the Investment Company
Act, to amend the Fund's Declaration of Trust to convert the Fund from a closed-end to an open-end investment company.  If the Fund converted to an open-end investment company, it would be able continuously to issue and offer its shares for sale, and each share of the
Fund could be tendered to the Fund for redemption at the option of the shareholder, at a redemption price equal to the current net asset value per share.  To meet such redemption request, the Fund could be required to liquidate portfolio securities.  Its shares would no longer be listed on the NYSE.  The Fund cannot predict whether any repurchase of shares made while the Fund is a closed-end investment company would decrease the discount from net asset value at which the shares trade.  To the extent that any such repurchase decreased the discount from net asset value to an amount below 10% during the measurement period described above, the Fund would not be required to submit to shareholders a proposal to convert the Fund to an open-end investment company.

At a meeting on February 16, 2005, the Board of Trustees of the Fund approved a proposal to reorganize the Fund with and into Oppenheimer Strategic Income Fund, an open-end fund.  The
Board of the Fund also approved a resolution to hold a meeting of shareholders of the Fund to vote on the reorganization and recommended that shareholders approve it.
OppenheimerFunds, Inc. is the investment adviser to both funds. Both funds have similar investment strategies and policies and have a common portfolio manager.

If the proposed reorganization is also approved by the Board of Trustees of Strategic
Income Fund at its meeting scheduled for March 1, 2005, a proxy statement, containing more details about the proposal and the Board's action, will be sent to shareholders of the Fund asking them to vote on the proposed reorganization.

Item 9.  Management

            1(a).  The Fund is governed by a Board of Trustees, which is responsible under
Massachusetts law for protecting the interests of shareholders.  The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager.  The Fund is required to hold annual shareholder meetings for the election of trustees and the ratification of the Fund's independent registered public accounting firm.  The Fund can also hold shareholder meetings from time to time for other important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

            1(b).  The Manager, a Colorado corporation with its principal offices at Two
World Financial Center, 225 Liberty Street-11th Floor, New York, New York 10281-1008, acts as investment advisor for the Fund under an investment advisory agreement (the "Advisory
Agreement") under which it provides ongoing investment advice and conducts the investment operations of the Fund, including purchases and sales of its portfolio securities, under the general supervision and control of the Trustees of the Fund.  The Manager also acts as accounting agent for the Fund.

      The Manager has operated as an investment advisor since January 1960. The Manager and its controlled subsidiaries and affiliates managed more than $170 billion in assets as of
December 31, 2004, including other Oppenheimer funds with more than seven million shareholder accounts.  The Manager is located at Two World Financial Center, 225 Liberty
Street-11th Floor, New York, New York 10281-1008.  The Manager is wholly-owned by
Oppenheimer Acquisition Corp., a holding company controlled by Massachusetts Mutual Life
Insurance Company, a global, diversified insurance and financial services organization.

            The Manager provides office space and investment advisory services for the Fund and pays all compensation of those Trustees and officers of the Fund who are affiliated persons of the Manager.  Under the Advisory Agreement, the Fund pays the Manager an advisory fee computed and paid weekly at an annual rate of 0.65 of 1% of the net assets of the Fund at the end of that week.  During the fiscal years ended October 31, 2002, 2003 and
2004 the Fund paid management fees to the Manager of $1,583,420, $1,672,345 and 1,788,296 respectively.  The Fund incurred approximately $13,813 in expenses for the fiscal year ended October 31, 2004 for services provided by Shareholder Financial Services, Inc., a subsidiary of the Manager that acts as transfer agent, shareholder servicing agent and dividend paying agent for the Fund.

      Under the Advisory Agreement, the Fund pays certain of its other costs not paid by the Manager, including:
(a)   brokerage and commission expenses,
(b)   federal, state, local and foreign taxes, including issue and transfer taxes, incurred by or levied on the Fund,
(c)   interest charges on borrowings,
(d)   the organizational and offering expenses of the Fund, whether or not advanced by the
          Manager,
(e)   fees and expenses of registering the shares of the Fund under the appropriate federal securities laws and of qualifying shares of the Fund under applicable state securities laws,
(f)   fees and expenses of listing and maintaining the listings of the Fund's shares on any national securities exchange,
(g)   expenses of printing and distributing reports to shareholders,
(h)   costs of shareholder meetings and proxy solicitation,
(i)   charges and expenses of the Fund's custodian bank and Registrar, Transfer and
          Dividend Disbursing Agent,
(j)   compensation of the Fund's Trustees who are not interested persons of the Manager,
(k)   legal and auditing expenses,
(l)   the cost of certificates representing the Fund's shares,
(m)   costs of stationery and supplies, and
(n)   insurance premiums.

      The Manager has advanced certain of the Fund's organizational and offering expenses, which were repaid by the Fund.  There is no expense limitation provision.

         Each year, the Board of Trustees, including a majority of the Independent
Trustees, is required to approve the renewal of the investment advisory agreement. The
Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement.  The Board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

      The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement.  Among other factors, the Board considered:
o     The nature, cost, and quality of the services provided to the Fund and its shareholders;
o     The profitability of the Fund to the Manager;
o     The investment performance of the Fund in comparison to regular market indices;
o     Economies of scale that may be available to the Fund from the Manager;
o     Fees paid by other mutual funds for similar services;
o     The value and quality of any other benefits or services received by the Fund from its relationship with the Manager; and
o     The direct and indirect benefits the Manager received from its relationship with the
         Fund.  These included services provided by the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities
         Exchange Act.

      The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the
Manager.

      These matters were also considered by the Independent Trustees, meeting separately from the full Board with experienced Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.

      After careful deliberation, the Board of Trustees concluded that it was in the best interest of shareholders to continue the investment advisory agreement for another year. In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the investment advisory agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

            1(c).  The Portfolio managers of the Fund are Arthur Steinmetz and Caleb Wong.
Mr. Steinmetz is a Vice President of the Fund and a Senior Vice President of the Manager
and Mr. Wong is a Vice President of both the Fund and the Manager.  Messrs. Steinmetz and
Wong have been the persons principally responsible for the day-to-day management of the
Trust's portfolio since February 1, 1999.   Other members of the Manager's fixed-income
portfolio department, particularly portfolio analysts, traders and other portfolio managers provide the Fund's portfolio managers with support in managing the Fund's portfolio.

            1(d). Inapplicable.

            1(e).   The JPMorgan Chase Bank, 4 Chase MetroTech Center, Brooklyn, New York,
11245 acts as the custodian bank for the Fund's assets held in the United States.  The
Manager and its affiliates have banking relationships with the custodian bank.  The Manager has represented to the Fund that its banking relationships with the custodian bank have been and will continue to be unrelated to and unaffected by the relationship between the
Fund and the custodian bank.  It will be the practice of the Fund to deal with the custodian bank in a manner uninfluenced by any banking relationship the custodian bank may have with the Manager and its affiliates.  Rules adopted under the Investment Company Act permit the Fund to maintain its securities and cash in the custody of certain eligible banks and securities depositories.  Pursuant to those Rules, the Fund's portfolio of securities and cash, when invested in foreign securities, will be held in foreign banks and securities depositories approved by the Trustees of the Fund in accordance with the rules of the Securities and Exchange Commission.

      Shareholder Financial Services, Inc. ("SFSI"), a subsidiary of the Manager, acts as primary transfer agent, shareholder servicing agent and dividend paying agent for the
Fund.  SFSI is paid an agreed upon fee for each account plus out-of-pocket costs and expenses.  United Missouri Trust Company of New York acts as co-transfer agent and co-registrar with SFSI to provide such services as SFSI may request. KPMG LLP is the independent registered public accounting firm of the Fund. They audit the Fund's financial statements and perform other related audit services.  They also act as the independent registered public accounting firm for the Manager for certain other funds advised by the
Manager and its affiliates.

      1(f).   See 1(b) above.

      1(g).   Inapplicable.

      2.      Inapplicable.

      3.      None as of February 8, 2005.

Item 10.  Capital Stock, Long-Term Debt, and Other Securities.

      1.  The Fund is authorized to issue an unlimited number of shares of beneficial interest, $.01 par value.  The Fund's shares have no preemptive, conversion, exchange or redemption rights.  Each share has equal voting, dividend, distribution and liquidation rights.  All shares outstanding are, and, when issued, those offered hereby will be, fully paid and nonassessable.  Shareholders are entitled to one vote per share.  All voting rights for the election of Trustees are noncumulative, which means that the holders of more than 50% of the shares can elect 100% of the Trustees then nominated for election if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any Trustees.  Under the rules of the NYSE applicable to listed companies, the Fund is required to hold an annual meeting of shareholders in each year.

      Under Massachusetts law, under certain circumstances shareholders could be held personally liable for the obligations of the Fund.  However, the Declaration of Trust disclaims shareholder liability for actions or obligations of the Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Fund.  The Declaration of Trust provides for indemnification by the Fund for all losses and expenses of any shareholder held personally liable for obligations of the Fund.  Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Fund would be unable to meet its obligations.  The likelihood of such circumstances is remote.

      Pursuant to the Trust's Dividend Reinvestment and Cash Purchase Plan (the "Plan"),
all dividends and capital gains distributions ("Distributions") declared by the Trust will be automatically reinvested in additional full and fractional shares of the Trust
("shares") unless (i) a shareholder elects to receive cash or (ii) shares are held in nominee name, in which event the nominee should be consulted as to participation in the
Plan.  Shareholders that participate in the Plan ("Participants") may, at their option, make additional cash investments in shares, semi-annually in amounts of at least $100, through payment to Shareholder Financial Services, Inc., the agent for the Plan (the
"Agent"), and a service fee of $0.75.

      Depending upon the circumstances hereinafter described, Plan shares will be acquired by the Agent for the Participant's account through receipt of newly issued shares or the purchase of outstanding shares on the open market.  If the market price of shares on the relevant date (normally the payment date) equals or exceeds their net asset value, the
Agent will ask the Trust for payment of the Distribution in additional shares at the greater of the Trust's net asset value determined as of the date of purchase or 95% of the then-current market price.  If the market price is lower than net asset value, the
Distribution will be paid in cash, which the Agent will use to buy shares on The New York
Stock Exchange (the "NYSE"), or otherwise on the open market to the extent available.  If the market price exceeds the net asset value before the Agent has completed its purchases, the average purchase price per share paid by the Agent may exceed the net asset value, resulting in fewer shares being acquired than if the Distribution had been paid in shares issued by the Trust.

      Participants may elect to withdraw from the Plan at any time and thereby receive cash in lieu of shares by sending appropriate written instructions to the Agent.  Elections received by the Agent will be effective only if received more than ten days prior to the record date for any Distribution; otherwise, such termination will be effective shortly after the investment of such
Distribution with respect to any subsequent Distribution.  Upon withdrawal from or termination of the Plan, all shares acquired under the Plan will remain in the
Participant's account unless otherwise requested.  For full shares, the Participant may either: (1) receive without charge a share certificate for such shares; or (2) request the
Agent (after receipt by the Agent of signature guaranteed instructions by all registered owners) to sell the shares acquired under the Plan and remit the proceeds less any brokerage commissions and a $2.50 service fee.  Fractional shares may either remain in the
Participant's account or be reduced to cash by the Agent at the current market price with the proceeds remitted to the Participant.  Shareholders who have previously withdrawn from the Plan may rejoin at any time by sending written instructions signed by all registered owners to the Agent.

      There is no direct charge for participation in the Plan; all fees of the Agent are paid by the Trust.  There are no brokerage charges for shares issued directly by the
Trust.  However, each Participant will pay a pro rata share of brokerage commissions incurred with respect to open market purchases of shares to be issued under the Plan.
Participants will receive tax information annually for their personal records and to assist in federal income tax return preparation.  The automatic reinvestment of Distributions does not relieve Participants of any income tax that may be payable on Distributions.

      The Plan may be terminated or amended at any time upon 30 days' prior written notice to Participants which, with respect to a Plan termination, must precede the record date of any Distribution by the Trust.  Additional information concerning the Plan may be obtained by shareholders holding shares registered directly in their names by writing the Agent,
Shareholder Financial Services, Inc., P.O. Box 173673, Denver, CO, 80217-3673 or by calling
1.800.647.7374.  Shareholders holding shares in nominee name should contact their brokerage firm or other nominee for more information.

      The Fund presently has provisions in its Declaration of Trust and By-Laws (together, the "Charter Documents") which could have the effect of limiting (i) the ability of other entities or persons to acquire control of the Fund, (ii) the Fund's freedom to engage in certain transactions or (iii) the ability of the Fund's Trustees or shareholders to amend the Charter Documents or effect changes in the Fund's management.  Those provisions of the
Charter Documents may be regarded as "anti-takeover" provisions.  Specifically, under the
Fund's Declaration of Trust, the affirmative vote of the holders of not less than two thirds (66-2/3%) of the Fund's shares outstanding and entitled to vote is required to authorize the consolidation of the Fund with another entity, a merger of the Fund with or into another entity (except for certain mergers in which the Fund is the successor), a sale or transfer of all or substantially all of the Fund's assets, the dissolution of the Fund, the conversion of the Fund to an open-end company and any amendment of the Fund's
Declaration of Trust that would affect any of the other provisions requiring a two-thirds vote.  However, a "majority" shareholder vote, as defined in the Charter Documents, shall be sufficient to approve any of the foregoing transactions that have been recommended by two-thirds of the Trustees.  Notwithstanding the foregoing, if a corporation, person or entity is directly, or indirectly through its affiliates, the beneficial owner of more than
5% of the outstanding shares of the Fund, the affirmative vote of 80% (which is higher than that required under the Investment Company Act) of the outstanding shares of the Fund is required generally to authorize any of the following transactions or to amend the provisions of the Declaration of Trust relating to transactions involving: (i) a merger or consolidation of the Fund with or into any such corporation or entity, (ii) the issuance of any securities of the Fund to any such corporation, person or entity for cash; (iii) the sale, lease or exchange of all or any substantial part of the assets of the Fund to any such corporation, entity or person (except assets having an aggregate market value of less than $1,000,000); or (iv) the sale, lease or exchange to the Fund, in exchange for securities of the Fund, of any assets of any such corporation, entity or person (except assets having an aggregate fair market value of less than $1,000,000).  If two-thirds of the Board of Trustees has approved a memorandum of understanding with such beneficial owner, however, a majority shareholder vote will be sufficient to approve the foregoing transactions.  Reference is made to the Charter Documents of the Fund, on file with the
Securities and Exchange Commission, for the full text of these provisions.

      2.  Inapplicable.

      3.  Inapplicable.

      4.  The Fund qualified for treatment as, and elected to be, a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code for its taxable year ended
October 31, 2004, and intends to continue to qualify as a RIC for each subsequent taxable year.  However, the Fund reserves the right not to qualify under Subchapter M as a RIC in any year or years.

      For each taxable year that the Fund qualifies for treatment as a RIC, the Fund (but not its shareholders) will not be required to pay federal income tax.  Shareholders will normally have to pay federal income taxes, and any state income taxes, on the dividends and distributions they receive from the Fund.  Such dividends and distributions derived from net investment income or short-term capital gains are taxable to the shareholder as ordinary dividend income regardless of whether the shareholder receives such distributions in additional shares or in cash.  Since the Fund's income is expected to be derived primarily from interest rather than dividends, only a small portion, if any, of such dividends and distributions is expected to be eligible for the federal dividends-received deduction available to corporations.  The Fund does not anticipate that any portion of its dividends or distributions will qualify for pass-through treatment as "exempt-interest dividends" since less than 50% of its assets is permitted to be invested in municipal obligations.

      Long-term or short-term capital gains may be generated by the sale of portfolio securities and by transactions in options and futures contracts.  Distributions of long-term capital gains, if any, are taxable to shareholders as long-term capital gains regardless of how long a shareholder has held the Fund's shares and regardless of whether the distribution is received in additional shares or in cash.  For federal income tax purposes, if a capital gain distribution is received with respect to shares held for six months or less, any loss on a subsequent sale or exchange of such shares will be treated as long-term capital loss to the extent of such long-term capital gain distribution.  Capital gains distributions are not eligible for the dividends-received deduction.

      Any dividend or capital gains distribution received by a shareholder from an investment company will have the effect of reducing the net asset value of the shareholder's stock in that company by the exact amount of the dividend or capital gains distribution.  Furthermore, capital gains distributions and dividends are subject to federal income taxes.  If prior distributions made
by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

      The tax treatment of listed put and call options written or purchased by the Fund on debt securities and of future contracts entered into by the Fund will be governed by
Section 1256 of the Internal Revenue Code.   Absent a tax election to the contrary, each
such position held by the Fund will be marked-to-market (i.e., treated as if it were closed out) on the last business day of each taxable year of the Fund, and all gain or loss associated with transactions in such positions will be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss.  Positions of the Fund which consist of at least one debt security and at least one option or futures contract which substantially diminishes the Fund's risk of loss with respect of such debt security could be treated as "mixed straddles" which are subject to the straddle rules of Section 1092 of the Code, the operation of which may cause deferral of losses, adjustments in the holding periods of debt securities and conversion of short-term capital losses into long-term capital losses.  Certain tax elections exist for mixed straddles which reduce or eliminate the operation of the straddle rules.  The Fund will monitor its transactions in options and futures contracts and may make certain tax elections in order to mitigate the effect of these rules and prevent disqualification of the Fund as a regulated investment company under Subchapter M of the Code.  Such tax election may result in an increase in distribution of ordinary income (relative to long-term capital gains) to shareholders.

      The Internal Revenue Code requires that a holder (such as the Fund) of a zero coupon security accrue a portion of the discount at which the security was purchased as income each year even though the Fund receives no interest payment in cash on the security during the year.  As an investment company, the Fund must pay out substantially all of its net investment income each year.  Accordingly, the Fund may be required to pay out as an income distribution each year an amount which is greater than the total amount of cash interest the Fund actually received.  Such distributions will be made from the cash assets of the
Fund or by liquidation of portfolio securities, if necessary.  If a distribution of cash necessitates the liquidation of portfolio securities, the Manager will select which securities to sell.  The Fund may realize a gain or loss from such sales.  In the event the
Fund realizes net capital gains from such transactions, its shareholders may receive a larger capital gain distribution than they would in the absence of such transactions.

      It is the Fund's present policy, which may be changed by the Board of Trustees, to pay monthly dividends to shareholders from net investment income of the Fund.  The Fund intends to distribute all of its net investment income on an annual basis.  The Fund will distribute all of its net realized long-term and short-term capital gains, if any, at least once per year.  The Fund may, but is not required to, make such distributions on a more
frequent basis to the extent permitted by applicable law and regulations.   The Fund will
inform shareholders of the amount and nature of income and gains in notices sent to shareholders.

      Under the Internal Revenue Code, by December 31 each year, the Fund must distribute a specified minimum percentage (currently 98%) of its taxable investment income earned from
January 1 through December 31 of that year and 98% of its capital gains realized in the period from November 1 of the prior year through October 31 of that year, or else the Fund must pay an excise tax on amounts not distributed.  While it is presently anticipated that the Fund will meet
those requirements, the Fund's Board and the Manager might determine in a particular year it would be in the best interests of the Fund not to make such distributions at the mandated level and to pay the excise tax which would reduce the amount available for distributions to shareholders.  If the Fund pays a dividend in January which was declared in the previous December to shareholders of record on a date in December, then such dividend or distribution will be treated for tax purposes as being paid in December and will be taxable to shareholders as if received in December.

      Under the Fund's Dividend Reinvestment Plan (the "Plan"), all of the Fund's dividends and distributions to shareholders will be reinvested in full and fractional shares.  With respect to distributions made in shares issued by the Fund pursuant to the Plan, the amount of the distribution for tax purposes is the fair market value of the shares issued on the reinvestment date.  In the case of shares purchased on the open market, a participating shareholder's tax basis in each share is its cost.  In the case of shares issued by the
Fund, the shareholder's tax basis in each share received is its fair market value on the reinvestment date.

      Distributions of investment company taxable income to shareholders who are nonresident alien individuals or foreign corporations will generally be subject to a 30%
United States withholding tax under provisions of the Internal Revenue Code applicable to foreign individuals and entities, unless a reduced rate of withholding or a withholding exemption is provided under an applicable treaty.

            Under Section 988 of the Code, foreign currency gain or loss with respect to foreign currency-denominated debt instruments and other foreign currency-denominated positions held or entered into by the Fund will be ordinary income or loss.  In addition, foreign currency gain or loss realized with respect to certain foreign currency "hedging"
transactions will be treated as ordinary income or loss.

5.  The following information is provided as of February 8, 2005:

(1)                      (2)              (3)                  (4)
                                                               Amount
                                          Amount Held          Outstanding
                                          by Registrant        Exclusive of
                         Amount           or for its           Amount Shown
Title of Class           Authorized       Account              Under (3)
--------------           ----------       -------------        ------------
Shares of                Unlimited        None                 29,229,920
Beneficial
Interest, $.01
par value

Item 11.  Defaults and Arrears on Senior Securities.

      Inapplicable.

Item 12.  Legal Proceedings.

PENDING LITIGATION.  A consolidated amended complaint has been filed as putative derivative and class actions against the Manager, as well as 51 of the Oppenheimer funds (collectively the "funds") excluding the Fund, 31 present and former Directors or Trustees and 9 present and former officers of certain of the Funds. This complaint, filed in the U.S. District
Court for the Southern District of New York on January 10, 2005, consolidates into a single action and amends six individual previously-filed putative derivative and class action complaints. Like those prior complaints, the complaint alleges that the Manager charged excessive fees for distribution and other costs, improperly used assets of the funds in the form of directed brokerage commissions and 12b-1 fees to pay brokers to promote sales of the funds, and failed to properly disclose the use of fund assets to make those payments in violation of the Investment Company Act and the Investment Advisers Act of 1940. Also, like those prior complaints, the complaint further alleges that by permitting and/or participating in those actions, the Directors/Trustees and the Officers breached their fiduciary duties to Fund shareholders under the Investment Company Act and at common law.
The complaint seeks unspecified compensatory and punitive damages, rescission of the funds'
investment advisory agreements, an accounting of all fees paid, and an award of attorneys'
fees and litigation expenses.

      The Manager believes the claims asserted in these law suits to be without merit, and intend to defend the suits vigorously. The Manager does not believe that the pending actions are likely to have a material adverse effect on the Fund or on its ability to perform the investment advisory agreement with the Fund.

Item 13.  Table of Contents of the Statement of Additional Information.

      Reference is made to Item 15 of the Statement of Additional Information.

Oppenheimer Multi-Sector Income Trust

6803 South Tucson Way, Centennial, Colorado 80112
1.800.647.7374

Statement of Additional Information dated February 25, 2005

      This Statement of Additional Information is not a Prospectus.  This document contains additional information about the Fund and supplements information in the Prospectus.  It should be read together with the Prospectus, and the Registration Statement on Form N-2, of
which the Prospectus and this Statement of Additional Information are a part, can be inspected and copied at public reference facilities maintained by the Securities and
Exchange Commission (the "SEC") in Washington, D.C. and certain of its regional offices, and copies of such materials can be obtained at prescribed rates from the Public Reference
Branch, Office of Consumer Affairs and Information Services, SEC, Washington, D.C., 20549.

TABLE OF CONTENTS

                                                                        Page

Investment Objectives and Policies......................................*
Management..............................................................
Control Persons and Principal Holders of Securities.....................
Investment Advisory and Other Services..................................
Brokerage Allocation and Other Practices................................
Tax Status .............................................................
Financial Statements....................................................

-----------------
*See Prospectus

                                    PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 14.  Cover Page.

            Reference is made to the preceding page.

Item 15.  Table of Contents.

            Reference  is made to the  preceding  page  and to Items  16  through  23 of the
            Statement of Additional Information set forth below.

Item 16.  General Information and History.

            Inapplicable.

Item 17.  Investment Objectives and Policies.

            Reference is made to Item 8 of the Prospectus.

Item 18.   Management.

1., 2., 5., 6., 7., 8., and 10.   The Board of Trustees does not have an executive or
investment committee. The Fund is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee the Fund's activities, review its performance, and review the actions of the Manager. The Fund holds annual meetings of its shareholders and may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other action described in the Fund's Declaration of Trust.

      The Board of Trustees has an Audit Committee, a Regulatory & Oversight Committee, a
Governance Committee and a Proxy Committee.  The Audit Committee is comprised solely of
Independent Trustees.  The members of the Audit Committee are Joel Motley (Chairman), Mary
F. Miller, Edward V. Regan and Kenneth Randall. The Audit Committee held 6 meetings during the Fund's fiscal year ended October 31, 2004. The Audit Committee provides the Board with recommendations regarding the selection of the Fund's independent auditor. The Audit
Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from the Fund's independent auditor concerning the Fund's internal accounting procedures and controls and reviews reports of the Manager's internal auditor, among other duties as set forth in the Committee's charter.

      The members of the Regulatory & Oversight Committee are Robert Galli (Chairman), Joel
Motley, and Phillip Griffiths. The Regulatory & Oversight Committee held 6 meetings during the Fund's fiscal year ended October 31, 2004. The Regulatory & Oversight Committee evaluates and reports to the Board on the Fund's contractual arrangements, including the
Investment Advisory and Distribution Agreements, transfer, shareholder service agreements and custodian agreements as well as the policies and procedures adopted by the Fund to comply with the Investment Company Act and other applicable law, among other duties as set forth in the Committee's charter.

      The members of the Governance Committee are Philip Griffiths (Chairman),  Kenneth
Randall and Russell S. Reynolds.  The Governance Committee held 6 meetings during the
Fund's fiscal year ended October 31, 2004. The Governance Committee reviews the Fund's governance guidelines, the adequacy of the Fund's Codes of Ethics, and develops qualification criteria for Board members consistent with the Fund's governance guidelines, among other duties set forth in the Committee's charter.  Should the Board determine that a vacancy exists or is likely to exist on the Board, the Governance Committee of the Board shall consider any candidates for Board membership recommended by the shareholders of the
Fund.  Any shareholders wishing to submit a nominee for election to the Board may do so by mailing their submission to the offices of OppenheimerFunds, Inc., Two World Financial
Center, 225 Liberty Street - 11th Floor, New York, NY 10281-1008, to the attention of the
Chair of the Governance Committee.   The Committee may also consider candidates proposed by
any Board member(s), executive search firm, or other person or entity as may be permitted by the Committee's charter, the Board I Governance Guidelines, or other Board I policy.
The Committee may consider such persons at such time as it meets to consider possible nominees.  The Committee, however, reserves sole discretion to determine the candidates for
Board membership (both interested and disinterested) to recommend to the Board and/or shareholders and may identify candidates other than those submitted by shareholders.  The
Committee may, but need not, consider the advice and recommendation of the Manager and its affiliates in selecting nominees.

      The members of the Proxy Committee are Edward Regan (Chairman), Russell Reynolds and
John Murphy.  The Proxy Committee held 1 meeting during the Fund's fiscal year ended
October 31, 2004.  The Proxy Committee provides the Board with recommendations for proxy voting and monitors proxy voting by the Fund.

      Except Mr. Murphy, each of the Trustees is an "Independent Trustee," as defined in the Investment Company Act.  Mr. Murphy is an "Interested Trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the
Manager, and as a shareholder of its parent company

      The Fund's Trustees and officers, their positions held with the Fund, length of service in such position(s) and principal occupations and business affiliations during the past five years are listed in the chart below. The information for each Trustee also includes the dollar range of shares of beneficially owned in the Fund and the aggregate dollar range of shares beneficially owned in all registered investment companies in the
Oppenheimer funds family that are overseen by the Trustee ("Supervised Funds"). All of the
Trustees except Mr. Fink and Mr. Murphy are also Trustees or Directors of each of the following publicly offered Oppenheimer funds (referred to as "Board I Funds"):  Mr. Murphy is a Trustee/Director of the Funds indicated with an asterisk and Mr. Fink and Mr. Murphy are both Trustees/Directors of the Funds indicated with two asterisks.

                                         Oppenheimer Global Opportunities
Oppenheimer AMT-Free Municipals          Fund**
Oppenheimer AMT-Free New York            Oppenheimer Gold & Special Minerals
Municipals**                             Fund**
Oppenheimer Balanced Fund                Oppenheimer Growth Fund**
Oppenheimer California Municipal Fund**  Oppenheimer International Growth Fund
                                         Oppenheimer International Small
Oppenheimer Capital Appreciation Fund**  Company Fund
Oppenheimer Developing Markets Fund      Oppenheimer Money Market Fund, Inc.**
                                         Oppenheimer Multi-Sector Income
Oppenheimer Discovery Fund**             Trust**
                                         Oppenheimer Multi- State Municipal
Oppenheimer Emerging Growth Fund*        Trust
Oppenheimer Emerging Technologies Fund*  Oppenheimer Series Fund, Inc.**
Oppenheimer Enterprise Fund              Oppenheimer U.S. Government Trust*
Oppenheimer Global Fund

     In addition to being a trustee or director of the Board I Funds,  Mr. Galli is also a director  or trustee of 10 other  portfolios  in the  OppenheimerFunds complex.

|X| Affiliated  Transactions and Material Business  Relationships.  Mr. Reynolds
has reported he has a controlling interest in The Directorship Group, Inc. ("The
Directorship Search Group"), a director recruiting firm that provided consulting services to  Massachusetts  Mutual Life Insurance  Company  (which  controls the
Manager) for fees of $137,500 for the calendar year ended December 31, 2002. Mr.
Reynolds reported that The Directorship  Search Group did not provide consulting services to Massachusetts Mutual Life Insurance Company during the calendar year ended  December  31,  2003 and 2004,  and does not  expect to  provide  any such services in the calendar year ending December 31, 2005.

     The Independent  Trustees have unanimously  (except for Mr.  Reynolds,  who abstained) determined that the consulting  arrangements between The Directorship
Search Group and  Massachusetts  Mutual Life Insurance Company were not material business or  professional  relationships  that would  compromise  Mr.  Reynolds'
status  as an  Independent  Trustee.  Nonetheless,  to  assure  certainty  as to determinations  of the Board and the  Independent  Trustees  as to matters  upon which the Investment  Company Act or the rules thereunder  require approval by a majority of Independent Trustees,  Mr. Reynolds will not be counted for purposes of determining whether a quorum of Independent Trustees was present or whether a majority of Independent Trustees approved the matter.

     The address of each  Trustee in the chart  below is 6803 South  Tucson Way,
Centennial,  CO  80112-3924.  The Trustees are divided into three  classes.  The
Trustees in each class are  elected  for a three year term,  and each shall hold office  for that  term or until  his or her  resignation,  retirement,  death or removal.  Ms. Mary Miller was elected to the Board I funds effective  August 13,
2004 and did not hold shares of the Board I fund during the calendar  year ended
December 31, 2004. Mr.  Matthew Fink was elected to the Board I funds  effective
January 1, 2005 and did not hold  shares of Board I funds  during  the  calendar year ended December 31, 2004.

           Independent Trustees

-------------------------------------------------------------------------------------
Name,               Principal Occupation(s) During Past 5     Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                                                                         Beneficially
                                                                         Owned in
                    Years;                                    Range of   Any of the
Position(s) Held    Other Trusteeships/Directorships Held by  Shares     Oppenheimer
with Fund,          Trustee;                                  BeneficiallFunds
Length of Service,  Number of Portfolios in Fund Complex      Owned in   Overseen
Age                 Currently Overseen by Trustee             the Fund   by Trustee
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,

                                                                       2004

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Clayton K.          Of Counsel (since June 1993) Hogan &      None       Over
Yeutter, Chairman   Hartson (a law firm); a director (since              $100,000
of the Board of     2002) of Danielson Holding Corp.
Trustees since      Formerly a director of Weyerhaeuser
2003,               Corp. (1999-April 2004), Caterpillar,
Trustee since 1991  Inc. (1993-December 2002), ConAgra Foods
Age: 74             (1993-2001), Texas Instruments
                    (1993-2001) and FMC Corporation
                    (1993-2001). Oversees 25 portfolios in
                    the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Matthew P. Fink     Director (since October 1991) of ICI      None       None
Trustee since 2005  Education Foundation. Formerly President
Age: 64             of the Investment Company Institute
                    (October 1991-October 2004), Director of
                    ICI Mutual Insurance Company (October
                    1991-October 2004).  Oversees 11
                    portfolios in the OppenheimerFunds
                    complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Robert G. Galli,    A trustee or director of other            None       Over
Trustee since 1993  Oppenheimer funds. Oversees 35                       $100,000
Age: 71             portfolios in the OppenheimerFunds

                    complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Phillip A.          A director (since 1991) of the Institute  None       Over
Griffiths,          for Advanced Study, Princeton, N.J., a               $100,000

Trustee, since 1999 director (since 2001) of GSI Lumonics, a
Age: 66             trustee (since 1983) of Woodward

                    Academy, a Senior Advisor (since 2001)
                    of The Andrew W. Mellon Foundation. A
                    member of: the National Academy of
                    Sciences (since 1979), American Academy
                    of Arts and Sciences (since 1995),
                    American Philosophical Society (since
                    1996) and Council on Foreign Relations
                    (since 2002). Formerly a director of
                    Bankers Trust New York Corporation
                    (1994-1999). Oversees 25 portfolios in
                    the OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Mary F. Miller,     Formerly a Senior Vice President and      None       None
Trustee since 2004  General Auditor, American Express
Age: 62             Company (July 1998-February 2003).
                    Member of Trustees of the American
                    Symphony Orchestra (October 1998 to
                    present). Oversees 25 portfolios in the
                    OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Joel W. Motley,     Director (since 2002) Columbia Equity     None       Over
Trustee since 2002  Financial Corp. (privately-held                      $100,000
Age: 52             financial adviser); Managing Director
                    (since 2002) Carmona Motley, Inc.
                    (privately-held financial adviser);
                    Formerly he held the following
                    positions: Managing Director (January
                    1998-December 2001),. Oversees 25
                    portfolios in the OppenheimerFunds
                    complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Kenneth A.          A director of Dominion Resources, Inc.    None       Over
Randall, Trustee    (electric utility holding company);                  $100,000
since 1988          formerly a director of Prime Retail,
Age: 77             Inc. (real estate investment trust) and
                    Dominion Energy, Inc. (electric power
                    and oil & gas producer), President and
                    Chief Executive Officer of The
                    Conference Board, Inc. (international
                    economic and business research) and a
                    director of Lumbermens Mutual Casualty
                    Company, American Motorists Insurance
                    Company and American Manufacturers
                    Mutual Insurance Company. Oversees 25
                    portfolios in the OppenheimerFunds
                    complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Edward V. Regan,    President, Baruch College, CUNY; a        None       Over
Trustee since 1993  director of RBAsset (real estate                     $100,000
Age: 74             manager); a director of OffitBank;
                    formerly Trustee, Financial Accounting
                    Foundation (FASB and GASB), Senior
                    Fellow of Jerome Levy Economics
                    Institute, Bard College, Chairman of
                    Municipal Assistance Corporation for the
                    City of New York, New York State
                    Comptroller and Trustee of New York
                    State and Local Retirement Fund.
                    Oversees 25 investment companies in the
                    OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Russell S.          Chairman (since 1993) of The              None       Over
Reynolds, Jr.,      Directorship Search Group, Inc.                      $100,000
Trustee since 1989  (corporate governance consulting and
Age: 72             executive recruiting); a life trustee of

                    International House (non-profit
                    educational organization), and a trustee
                    (since 1996) of the Greenwich Historical
                    Society. Oversees 25 portfolios in the
                    OppenheimerFunds complex.
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

     The address of Mr. Murphy in the chart below is Two World Financial Center,
225 Liberty  Street-11th  Floor,  New York, NY  10281-1008.  Mr. Murphy has been elected  as a Class  A  trustee  and  serves  a three  year  term or  until  his resignation, retirement, death or removal.

Interested Trustee
    and Officer
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,               Principal Occupation(s) During Past 5     Dollar     Aggregate
                                                                         Dollar
                                                                         Range Of
                                                                         Shares
                                                                         Beneficially
                                                                         Owned in
                    Years;                                    Range of   Any of the
Position(s) Held    Other Trusteeships/Directorships Held by  Shares     Oppenheimer
with Fund,          Trustee;                                  BeneficiallFunds
Length of Service   Number of Portfolios in Fund Complex      Owned in   Overseen
Age                 Currently Overseen by Trustee             the Fund   by Trustee
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
                                                                As of December 31,

                                                                       2004

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

John V. Murphy,     Chairman, Chief Executive Officer and     None          Over
President and       director (since June 2001) and President              $100,000
Trustee,            (since September 2000) of the Manager;
Trustee since 2001  President and a director or trustee of
Age: 55             other Oppenheimer funds; President and a
                    director (since July 2001) of
                    Oppenheimer Acquisition Corp. (the
                    Manager's parent holding company) and of
                    Oppenheimer Partnership Holdings, Inc.
                    (a holding company subsidiary of the
                    Manager); a director (since November
                    2001) of OppenheimerFunds Distributor,
                    Inc. (a subsidiary of the Manager);
                    Chairman and a director (since July
                    2001) of Shareholder Services, Inc. and
                    of Shareholder Financial Services, Inc.
                    (transfer agent subsidiaries of the
                    Manager); President and a director
                    (since July 2001) of OppenheimerFunds
                    Legacy Program (a charitable trust
                    program established by the Manager); a
                    director of the following investment
                    advisory subsidiaries of the Manager:
                    OFI Institutional Asset Management,
                    Inc., Centennial Asset Management
                    Corporation, Trinity Investment
                    Management Corporation and Tremont
                    Capital Management, Inc. (since November
                    2001), HarbourView Asset Management
                    Corporation and OFI Private Investments,
                    Inc. (since July 2001); President (since
                    November 1, 2001) and a director (since
                    July 2001) of Oppenheimer Real Asset
                    Management, Inc.; Executive Vice
                    President (since February 1997) of
                    Massachusetts Mutual Life Insurance
                    Company (the Manager's parent company);
                    a director (since June 1995) of DLB
                    Acquisition Corporation (a holding
                    company that owns the shares of Babson
                    Capital Management LLC); a member of the
                    Investment Company Institute's Board of
                    Governors (elected to serve from October
                    3, 2003 through September 30, 2006).
                    Formerly, Chief Operating Officer
                    (September 2000-June 2001) of the
                    Manager; President and trustee (November
                    1999-November 2001) of MML Series
                    Investment Fund and MassMutual
                    Institutional Funds (open-end investment
                    companies); a director (September
                    1999-August 2000) of C.M. Life Insurance
                    Company; President, Chief Executive
                    Officer and director (September
                    1999-August 2000) of MML Bay State Life
                    Insurance Company. Oversees 62
                    portfolios as Trustee/Director and 21
                    additional portfolios as Officer in the
                    OppenheimerFunds complex.

-------------------------------------------------------------------------------------

      The address of the officers in the chart below is as follows: for Messrs. Gillespie,
Miao, Steinmetz, Wong,  Zack, and Ms. Bloomberg, Two World Financial Center, 225 Liberty
Street-11th Floor, New York, NY 10281-1008, for Messrs. Petersen, Vandehey, Vottiero and
Wixted and Ms. Ives, 6803 South Tucson Way, Centennial, CO 80112-3924. Each officer serves for an indefinite term or until his or her earlier resignation, retirement, death or removal. Messrs. Petersen, Steinmetz , Vottiero, Wixted, Gillespie, Miao, Vandehey and
Zack, and Mses. Bloomberg and Ives and respectively hold the same offices with one or more of the other Board I Funds as with the Fund.

-------------------------------------------------------------------------------------
                                Officers of the Fund
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Name,                   Principal Occupation(s) During Past 5 Years
Position(s) Held with
Fund, Length of
Service,
Age
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Arthur P. Steinmetz,    Senior Vice President of the Manager (since March 1993) and
Vice President and      of HarbourView Asset Management Corporation (since March
Portfolio Manager       2000); an officer of 6 portfolios in the OppenheimerFunds
since 1999              complex.

Age:  46

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Caleb Wong, Vice        Vice President (since June 1999) of the Manager; worked in
President and           fixed-income quantitative research and risk management for
Portfolio Manager       the Manager (since July 1996); an officer of 1 portfolio in
since 1999              the OppenheimerFunds complex; formerly Assistant Vice
Age:  39                President of the Adviser (January 1997 - June 1999).

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Brian W. Wixted,        Senior Vice President and Treasurer (since March 1999) of
Treasurer since 1999    the Manager; Treasurer of HarbourView Asset Management
Age: 45                 Corporation, Shareholder Financial Services, Inc.,
                        Shareholder Services, Inc., Oppenheimer Real Asset
                        Management Corporation, and Oppenheimer Partnership
                        Holdings, Inc. (since March 1999), of OFI Private
                        Investments, Inc. (since March 2000), of OppenheimerFunds
                        International Ltd. and OppenheimerFunds plc (since May
                        2000), of OFI Institutional Asset Management, Inc. (since
                        November 2000), and of OppenheimerFunds Legacy Program (a
                        Colorado non-profit corporation) (since June 2003);
                        Treasurer and Chief Financial Officer (since May 2000) of
                        OFI Trust Company (a trust company subsidiary of the
                        Manager); Assistant Treasurer (since March 1999) of
                        Oppenheimer Acquisition Corp. Formerly Assistant Treasurer
                        of Centennial Asset Management Corporation (March
                        1999-October 2003) and OppenheimerFunds Legacy Program
                        (April 2000-June 2003). An officer of 83 portfolios in the
                        OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Mark S. Vandehey,       Senior Vice President and Chief Compliance Officer (since
Vice President and      March 2004) of the Manager; Vice President (since June
Chief Compliance        1983) of OppenheimerFunds Distributor, Inc., Centennial
Officer since 2004      Asset Management Corporation and Shareholder Services, Inc.
Age:  54                Formerly (until February 2004) Vice President and Director of Internal Audit of the Manager. An officer of 83
                        portfolios in the Oppenheimer funds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Philip Vottiero,        Vice President/Fund Accounting of the Manager since March

Assistant Treasurer     2002. Formerly Vice President/Corporate Accounting of the
since 2002              Manager (July 1999-March 2002). An officer of 83 portfolios
Age: 41                 in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Brian Petersen,         Assistant Vice President of the Manager since August 2002;
Assistant Treasurer     formerly Manager/Financial Product Accounting (November
since 2004              1998-July 2002) of the Manager. An officer of 83 portfolios
Age: 34                 in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Robert G. Zack,         Executive Vice President (since January 2004) and General
Secretary since 2001    Counsel (since February 2002) of the Manager; General
Age: 56                 Counsel and a director (since November 2001) of the
                        Distributor; General Counsel (since November 2001) of
                        Centennial Asset Management Corporation; Senior Vice
                        President and General Counsel (since November 2001) of
                        HarbourView Asset Management Corporation; Secretary and
                        General Counsel (since November 2001) of Oppenheimer
                        Acquisition Corp.; Assistant Secretary and a director
                        (since October 1997) of OppenheimerFunds International Ltd.
                        and OppenheimerFunds plc; Vice President and a director
                        (since November 2001) of Oppenheimer Partnership Holdings,
                        Inc.; a director (since November 2001) of Oppenheimer Real
                        Asset Management, Inc.; Senior Vice President, General
                        Counsel and a director (since November 2001) of Shareholder
                        Financial Services, Inc., Shareholder Services, Inc., OFI
                        Private Investments, Inc. and OFI Trust Company; Vice
                        President (since November 2001) of OppenheimerFunds Legacy
                        Program; Senior Vice President and General Counsel (since
                        November 2001) of OFI Institutional Asset Management, Inc.;
                        a director (since June 2003) of OppenheimerFunds (Asia)
                        Limited. Formerly Senior Vice President (May 1985-December
                        2003), Acting General Counsel (November 2001-February 2002)
                        and Associate General Counsel (May 1981-October 2001) of
                        the Manager; Assistant Secretary of Shareholder Services,
                        Inc. (May 1985-November 2001), Shareholder Financial
                        Services, Inc. (November 1989-November 2001); and
                        OppenheimerFunds International Ltd. (October 1997-November
                        2001). An officer of 83 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Kathleen T. Ives,       Vice President (since June 1998) and Senior Counsel and
Assistant Secretary     Assistant Secretary (since October 2003) of the Manager;
since 2001              Vice President (since 1999) and Assistant Secretary (since
Age: 39                 October 2003) of the Distributor; Assistant Secretary
                        (since October 2003) of Centennial Asset Management
                        Corporation; Vice President and Assistant Secretary (since
                        1999) of Shareholder Services, Inc.; Assistant Secretary
                        (since December 2001) of OppenheimerFunds Legacy Program
                        and of Shareholder Financial Services, Inc.. Formerly an
                        Assistant Counsel (August 1994-October 2003). An officer of
                        83 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Lisa I. Bloomberg,      Vice President and Associate Counsel of the Manager since
Assistant Secretary     May 2004; formerly First Vice President and Associate
since 2004              General Counsel of UBS Financial Services Inc. (formerly,
Age:  36                PaineWebber Incorporated) (May 1999 - April 2004) prior to which she was an Associate at Skaden, Arps, Slate, Meagher
                        & Flom, LLP (September 1996 - April 1999). An officer of 83 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Phillip S. Gillespie,   Senior Vice President and Deputy General Counsel of the
Assistant Secretary     Manager since September 2004. Formerly Mr. Gillespie held
since 2004              the following positions at Merrill Lynch Investment
Age:  40                Management: First Vice President (2001-September 2004);
                        Director (from 2000) and Vice President (1998-2000). An
                        officer of 83 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Wayne Miao,             Assistant Vice President and Assistant Counsel of the
Assistant Secretary     Manager since June 2004. Formerly an Associate with Sidley
since 2004              Austin Brown & Wood LLP (September 1999 - May 2004). An
Age:  31                officer of 83 portfolios in the OppenheimerFunds complex.

-------------------------------------------------------------------------------------

3., 4., 9., 11., and 12.  Inapplicable.

13. See Prospectus, Item 9.1(b).

14.                        The officers of the Fund and one of the Trustees of the Fund
(Mr. Murphy) who are affiliated with the Manager receive no salary or fee from the Fund.
The remaining Trustees of the Fund received the compensation shown below from the Fund with respect to the Fund's fiscal year ended October 31, 2004. The compensation from all 25 of the Board I Funds (including the Fund) represents compensation received for serving as a director, trustee or member of a committee (if applicable) of the boards of those funds during the calendar year ended December 31, 2004.

-------------------------------------------------------------------------------------
Trustee Name and         Aggregate    Retirement      Estimated          Total
                                                                     Compensation
                                                                       From All
                                                       Annual         Oppenheimer
                                       Benefits      Retirement     Funds For Which

Other Fund                            Accrued as   Benefits to be     Individual
Position(s)            Compensation  Part of Fund     Paid upon        Serves As
(as applicable)         From Fund1    Expenses 2     Retirement2   Trustee/Director(9)

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Clayton K. Yeutter        $1,3193       $3,244         $61,306         $173,700

Chairman of the Board
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Robert G. Galli            $982         $1,935        $80,9234         $237,3125

Regulatory &
Oversight Committee
Chairman
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Phillip Griffiths         $1,0796       $1,037         $23,309         $142,092
Governance Committee
Chairman and

Regulatory &
Oversight Committee
Member
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Matthew Fink8               $0            $0             $0               $0

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Mary F. Miller8             $62           $0             $0             $8,532
Audit Committee Member

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------
Joel W. Motley

Audit Committee
Chairman and
Regulatory &              $1,1457        $430          $14,530         $150,760
Oversight Committee
Member

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Kenneth A. Randall        $1,019          $0           $79,622         $134,080

Audit Committee
Member and Governance
Committee Member
-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Edward V. Regan            $903         $2,290         $59,353         $118,788
Proxy Committee
Chairman and Audit
Committee Member

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------

Russell S. Reynolds,       $812         $2,026         $60,720         $106,792
Jr.
Proxy Committee
Member and
Governance Committee
Member

-------------------------------------------------------------------------------------
Edward V. Regan

Proxy  Committee  Chairman and Audit  Committee  ChairmanMr.  Spiro retired as a
Board I Trustee effective October 31, 2004. Mr. Spiro received $487 compensation from the Fund and $64,080 of total  compensation for the calendar year 2004 from all of the Oppenheimer funds for which he served as a trustee.

1.   Aggregate   compensation   from  the  Fund   includes   fees  and  deferred
     compensation, if any, for a Trustee.

2.   Estimated Annual Retirement Benefits to be Paid Upon Retirement is based on a straight life payment plan election  with the  assumption  that a Trustee will retire at the age of 75 and is eligible  (after 7 years of service) to receive  retirement plan benefits as described below under "Retirement Plan for Trustees."

3.   Includes $330 deferred by Mr. Yeutter under the Deferred  Compensation Plan described below.

4.   Includes $36,990 estimated to be paid to Mr. Galli for serving as a trustee or director of 10 other Oppenheimer funds that are not Board I Funds.

5.   Includes  $108,000  paid to Mr. Galli for serving as trustee or director of
     10 other Oppenheimer funds that are not Board I Funds.

6.   Includes $1,079 deferred by Mr.  Griffiths under the Deferred  Compensation
     Plan described below.

7.   Includes $458 deferred by Mr. Motley under the Deferred  Compensation  Plan described below.

8.   Mary Miller was  appointed  as a trustee of the fund  effective  August 13,
     2004. Mr. Fink was appointed as of January 1, 2005. 9. Total

     Compensation paid out to trustees for the calendar year 2004.

     The Fund has  adopted a  retirement  plan that  provides  for  payment to a retired  Trustee  of up to 80% of the  average  compensation  paid  during  that
Trustee's five years of service in which the highest  compensation was received.
A Trustee must serve in that  capacity for any of the Board I Funds for at least
15 years to be  eligible  for the maximum  payment.  Each  Trustee's  retirement benefits  will depend on the amount of the  Trustee's  future  compensation  and length of service.

Deferred  Compensation  Plan for  Trustees.  The Board of Trustees has adopted a
Deferred Compensation Plan for disinterested trustees that enables them to elect to defer  receipt of all or a portion of the annual  fees they are  entitled  to receive from the Fund. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee. The amount paid to the
Trustee  under the plan will be  determined  based upon the  performance  of the selected  funds.  Deferral of Trustees'  fees under the plan will not materially affect the Fund's assets, liabilities or net income per share. The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level  of  compensation  to any  Trustee.  Pursuant  to an Order  issued  by the
Securities and Exchange Commission, the Fund may invest in the funds selected by the Trustee under the plan without shareholder  approval for the limited purpose of determining the value of the Trustee's deferred fee account.

15. Code of Ethics.

The Fund and the  Manager  have a Code of Ethics.  It is  designed to detect and prevent improper  personal  trading by certain  employees,  including  portfolio managers,  that would  compete with or take  advantage  of the Fund's  portfolio transactions.  Covered persons include persons with knowledge of the investments and  investment  intentions  of the Fund and other funds advised by the Manager.
The Code of  Ethics  does  permit  personnel  subject  to the Code to  invest in securities,  including  securities  that may be  purchased  or held by the Fund, subject to a number of  restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

The Code of Ethics is an exhibit to the Fund's registration statement filed with the  Securities  and Exchange  Commission  and can be reviewed and copied at the
SEC's Public Reference Room in Washington, D.C. You can obtain information about the hours of  operation  of the  Public  Reference  Room by  calling  the SEC at
1.202.942.8090.  The Code of Ethics  can also be  viewed  as part of the  Fund's registration statement on the SEC's EDGAR database at the SEC's Internet website at  www.sec.gov.  Copies may be  obtained,  after paying a  duplicating  fee, by electronic request at the following e-mail address:  publicinfo@sec.gov.,  or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102.

16.  Portfolio  Proxy  Voting.  The  Fund has  adopted  Portfolio  Proxy  Voting
     Policies  and  Procedures  under which the Fund votes  proxies  relating to securities  ("portfolio  proxies")  held by the Fund.  The  Fund's  primary consideration in voting portfolio proxies is the financial interests of the
     Fund  and  its   shareholders.   The  Fund  has  retained  an  unaffiliated
     third-party as its agent to vote portfolio  proxies in accordance  with the
     Fund's  Portfolio Proxy Voting  Guidelines and to maintain  records of such portfolio proxy voting.  The Proxy Voting Guidelines  include provisions to address  conflicts  of  interest  that may arise  between  the Fund and the
     Manager  where  a  Manager   directly-controlled   affiliate   managers  of
     administers  the assets of a pension  plan of the  company  soliciting  the proxy.  The  Fund's  Portfolio  Proxy  Voting  Guidelines  on  routine  and non-routine proxy proposals are summarized below.

o    The Fund  votes  with the  recommendation  of the  issuer's  management  on routine matters,  including  election of directors  nominated by management and ratification of auditors, unless circumstances indicate otherwise.

o    In  general,  the  Fund  opposes   anti-takeover   proposals  and  supports
     elimination of anti-takeover proposals, absent unusual circumstances.

o    The Fund supports  shareholder  proposals to reduce a  super-majority  vote requirement,  and opposes management proposals to add a super-majority vote requirement.

o    The Fund opposes proposals to classify the board of directors.

o    The Fund supports proposals to eliminate cumulative voting.

o    The Fund opposes re-pricing of stock options.

o    The Fund generally considers executive compensation questions such as stock option  plans and bonus plans to be ordinary  business  activity.  The Fund analyzes stock option plans, paying particular  attention to their dilutive effect.  While the Fund generally supports management  proposals,  the Fund opposes plans it considers to be excessive.

     The Fund is  required to file Form N-PX,  with its  complete  proxy  voting record  for the 12 months  ended June 30th,  no later than  August  31st of each year. The Fund's Form N-PX filing is available (i) without charge, upon request, by calling the Fund toll-free at 1.800.525-7048 and (ii) on the SEC's website at
www.sec.gov.

Item 19. Control Persons and Principal Holders of Securities.

      1.
Inapplicable.

2.   As of February 8, 2005 (unless another date is indicated  below),  the only persons  who owned of record or were known by the Fund to own  beneficially
     5% or more of the outstanding shares of the Fund were:

     Charles Schwab & Co., Inc., 101 Montgomery St. San Francisco, CA 94104,
which owned 3,833,194.000 shares (13.1% of the then outstanding shares); and

     UBS Financial Services,  1000 Harbor Boulevard,  Weehawken, NJ 07087, which owned 2,002,555.000 shares (6.9% of the then outstanding shares); and

     A  G  Edwards,  1  N  Jefferson,   Saint  Louis,  MO,  63131,  which  owned
1,618,602.000_ shares (5.5% of the then outstanding shares); and

     JP  Morgan  Chase,  270  Park  Ave.,  New  York,  NY  100171,  which  owned
1,503,548.000 shares (5.1% of the then outstanding shares); and

     First  Clearing  LLC,  Riverfront  Plaza,  901 E.  Byrd  St.,  Richmond  VA
23219-4052,  which owned  $2,094,763.000  shares  (7.1% of the then  outstanding shares); and

     NFS  LLC,  200  Liberty  St.,  1  World  Financial  Center,  New  York,  NY
10281-5503,  which owned  $1,552,604.000  shares  (5.3% of the then  outstanding shares.)

     SIT Investment  Associates,  Inc.,  4600 Norwest  Center,  90 South Seventh
Street,  Minneapolis,  MN 55402 which owned 2,871,300  shares as of February 18,
2005, (9.82% of the then outstanding shares).

     Karpus Management,  Inc., 14 Tobey Village Office Park, Pittsford, NY 14534
which  owned  1,551,530  shares  as of  February  9,  2005,  (5.31%  of the then outstanding shares).

3.   As of February 8, 2005,  the Trustees and officers of the Fund,  as a group owned of record or beneficially less than 1% of each class of shares of the
     Fund. The foregoing  statement does not reflect  ownership of shares of the
     Fund  held of record  by an  employee  benefit  plan for  employees  of the
     Manager,  other than the shares  beneficially  owned  under the plan by the officers of the Fund listed above. In addition,  each Independent  Trustee, and his or her family members,  do not own securities of either the Manager of the Board I Funds or any  person  directly  or  indirectly  controlling, controlled by or under common control with the Manager.

Item 20. Investment Advisory and Other Services.

     Reference is made to Item 9 of the Prospectus.

Item 21. Brokerage Allocation and Other Practices.

     1 and 2. During the fiscal years ended October 31, 2002, 2003 and 2004, the
Fund paid approximately $87,859, $81,882 and $40,593 respectively,  in brokerage commissions.  The Fund will not effect portfolio transactions through any broker
(i)  which is an  affiliated  person of the Fund,  (ii)  which is an  affiliated person of such  affiliated  person or (iii) an affiliated  person of which is an affiliated person of the Fund or its Manager.  There is no principal underwriter of shares of the Fund.  As most  purchases of portfolio  securities  made by the
Fund are  principal  transactions  at net prices,  the Fund incurs  little or no brokerage  costs.  The Fund  deals  directly  with  the  selling  or  purchasing principal or market maker without incurring charges for the services of a broker on its behalf  unless it is  determined  that a better price or execution may be obtained by using the services of a broker.  Purchases  of portfolio  securities from  underwriters  include a commission or concession paid by the issuer to the underwriter,  and purchases  from dealers  include a spread  between the bid and asked price.  Transactions in foreign  securities  markets generally involve the payment of fixed brokerage  commissions,  which are usually higher than those in the United  States.  The Fund seeks to obtain prompt  execution of orders at the most favorable net price.

3.   The  advisory  agreement  between the Fund and the Manager  (the  "Advisory
     Agreement")  contains  provisions  relating  to the  selection  of brokers, dealers  and  futures  commission  merchants  (collectively  referred to as
     "brokers") for the Fund's portfolio transactions. The Manager is authorized by the Advisory  Agreement to employ  brokers as may, in its best  judgment based on all relevant factors,  implement the policy of the Fund to obtain, at reasonable expense,  the "best execution" (prompt and reliable execution at the most favorable price obtainable) of such  transactions.  The Manager need  not  seek  competitive  bidding  but  is  expected  to  minimize  the commissions  paid to the extent  consistent with the interests and policies of the  Fund.  The Fund  will not  effect  portfolio  transactions  through affiliates of the Manager.

     Certain  other  investment   companies  advised  by  the  Manager  and  its
affiliates have investment objectives and policies similar to those of the Fund.
If  possible,  concurrent  orders to purchase or sell the same  security by more than one of the accounts  managed by the Manager or its affiliates are combined.
The  transactions  effected  pursuant to such combined orders are averaged as to price and  allocated in  accordance  with the  purchase or sale orders  actually placed for each account.  If transactions on behalf of more than one fund during the same period increase the demand for securities being purchased or the supply of securities  being sold,  there may be an adverse effect on price or quantity.
When the Fund engages in an option transaction,  ordinarily the same broker will be used for the  purchase  or sale of the  option  and any  transactions  in the security to which the option relates.

     Under  the  Advisory   Agreement,   if  brokers  are  used  for   portfolio
transactions, the Manager may select brokers for their execution and/or research services.  Information  received by the Manager for those other  accounts may or may not be useful to the  Fund.  The  commissions  paid to such  dealers  may be higher  than  another  qualified  dealer  would  have  charged  if a good  faith determination  is made by the  Manager  that the  commission  is  reasonable  in relation to the services provided.

     Such  research,  which may be provided by a broker  through a third  party, includes  information on particular  companies and industries as well as market, economic or  institutional  activity  areas.  It serves to broaden the scope and supplement the research activities of the Manager, to make available  additional views for  consideration  and  comparisons,  and to enable the Manager to obtain market  information for the valuation of securities held in the Fund's portfolio or being considered for purchase.

4.   During the fiscal year ended  October 31, 2004,  $7,709 was paid to brokers as commissions in return for research  services.  There were no commissions paid to brokers for research  services during the fiscal year ended October
     31, 2002 and October 31, 2003.

5.   Inapplicable.

Item 22.  Tax Status.

     Reference is made to Item 10 of the Prospectus.

Item 23. Financial Statements at fiscal year-end October 31,

2004.

      Appendix A

 RATINGS DEFINITIONS
 -------------------

Below are summaries of the rating definitions used by the  nationally-recognized rating agencies listed below.  Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc. ("Moody's")

LONG-TERM (TAXABLE) BOND RATINGS

Aaa:  Bonds  rated  "Aaa" are  judged  to be the best  quality.  They  carry the smallest degree of investment risk.  Interest  payments are protected by a large or by an exceptionally  stable margin and principal is secure. While the various protective  elements are likely to change,  the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group,  they  comprise  what are  generally  known as  high-grade bonds.  They are rated lower than the best bonds  because  margins of protection may not be as  large as with  "Aaa"  securities  or  fluctuation  of  protective elements  may be of greater  amplitude  or there may be other  elements  present which  make  the  long-term  risk  appear  somewhat  larger  than  that of "Aaa"
securities.

A: Bonds rated "A" possess many  favorable  investment  attributes and are to be considered  as  upper-medium  grade  obligations.  Factors  giving  security  to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered  medium-grade  obligations;  that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective  elements may be lacking or may be  characteristically  unreliable over any great length of time.
Such bonds lack  outstanding  investment  characteristics  and have  speculative characteristics as well.

Ba:  Bonds  rated "Ba" are judged to have  speculative  elements.  Their  future cannot  be  considered  well-assured.  Often  the  protection  of  interest  and principal  payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position  characterizes bonds in this class.

B: Bonds rated "B" generally lack  characteristics of the desirable  investment.
Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa:  Bonds rated "Caa" are of poor  standing.  Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca:  Bonds rated "Ca"  represent  obligations  which are  speculative  in a high degree. Such issues are often in default or have other marked shortcomings.

C: Bonds  rated "C" are the lowest  class of rated  bonds and can be regarded as having extremely poor prospects of ever attaining any real investment  standing.
Moody's  applies  numerical  modifiers  1,  2,  and  3 in  each  generic  rating classification  from "Aa" through  "Caa." The modifier  "1"  indicates  that the obligation ranks in the higher end of its generic rating category;  the modifier
"2" indicates a mid-range  ranking;  and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

SHORT-TERM RATINGS - TAXABLE DEBT

These ratings  apply to the ability of issuers to honor senior debt  obligations having an original maturity not exceeding one year:

Prime-1:  Issuer has a superior ability for repayment of senior  short-term debt obligations.

Prime-2:  Issuer has a strong  ability for repayment of senior  short-term  debt obligations.  Earnings  trends and coverage  ratios,  while  sound,  may be more subject to variation. Capitalization characteristics,  while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3:  Issuer has an acceptable  ability for  repayment of senior  short-term obligations.  The effect of industry characteristics and market compositions may be more  pronounced.  Variability  in earnings and  profitability  may result in changes in the level of debt protection  measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Ratings Services ("Standard &  Poor's"), a division of
The McGraw-Hill Companies, Inc.

LONG-TERM ISSUE CREDIT RATINGS

AAA:  Bonds  rated  "AAA" have the highest  rating  assigned  by Standard  &
Poor's.  The  obligor's  capacity  to  meet  its  financial  commitment  on  the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated bonds only in small  degree.
The  obligor's  capacity to meet its financial  commitment on the  obligation is very strong.

A: Bonds rated "A" are  somewhat  more  susceptible  to the  adverse  effects of
changes  in   circumstances   and  economic   conditions  than   obligations  in
higher-rated  categories.  However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate protection parameters.  However, adverse economic  conditions  or  changing  circumstances  are more  likely to lead to a weakened  capacity  of the  obligor  to meet  its  financial  commitment  on the obligation.

BB, B, CCC, CC, and C Obligations  rated `BB',  `B',  `CCC',  `CC',  and `C' are regarded as having significant speculative  characteristics.  `BB' indicates the least degree of speculation  and `C' the highest.  While such  obligations  will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated "BB" are less  vulnerable to nonpayment  than other  speculative issues.  However,  they face major ongoing  uncertainties or exposure to adverse business,  financial,  or economic  conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more  vulnerable to nonpayment than bonds rated "BB", but the obligor  currently has the capacity to meet its financial  commitment on the obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently vulnerable to nonpayment, and are dependent upon favorable business,  financial,  and economic conditions for the obligor to meet its  financial  commitment  on the  obligation.  In the  event  of  adverse business,  financial, or economic conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: Bonds rated "CC" are currently highly vulnerable to nonpayment.

C:  Subordinated  debt or preferred  stock  obligations  rated "C" are currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this  obligation  are  being  continued.  A "C" also  will be  assigned  to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: Bonds rated "D" are in payment default.  The "D" rating category is used when payments on an  obligation  are not made on the date due even if the  applicable grace period has not expired,  unless  Standard &  Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a  bankruptcy  petition or the taking of a similar  action if payments on an obligation are jeopardized.

The ratings  from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The
"r" symbol is attached to the ratings of instruments with significant  noncredit risks.

SHORT-TERM ISSUE CREDIT RATINGS

A-1: A short-term bond rated "A-1" is rated in the highest  category by Standard
&  Poor's.  The obligor's  capacity to meet its financial  commitment on the obligation is strong.  Within this category,  certain obligations are designated with a plus sign (+). This  indicates  that the  obligor's  capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term  bond rated "A-2" is somewhat more  susceptible to the adverse effects of changes in circumstances and economic  conditions than obligations in higher rating categories.  However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: A short-term  bond rated "A-3"  exhibits  adequate  protection  parameters.
However,  adverse economic conditions or changing  circumstances are more likely to lead to a weakened  capacity of the obligor to meet its financial  commitment on the obligation.

B: A  short-term  bond rated "B" is regarded as having  significant  speculative characteristics.  The obligor  currently  has the capacity to meet its financial commitment on the  obligation;  however,  it faces major  ongoing  uncertainties which could lead to the  obligor's  inadequate  capacity  to meet its  financial commitment on the obligation.

C: A short-term  bond rated "C" is currently  vulnerable  to  nonpayment  and is dependent upon favorable  business,  financial,  and economic conditions for the obligor to meet its financial commitment on the obligation.

D: A short-term bond rated "D" is in payment default. The "D" rating category is used when  payments  on an  obligation  are not made on the date due even if the applicable grace period has not expired,  unless Standard &  Poor's believes that such payments  will be made during such grace  period.  The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.

INTERNATIONAL LONG-TERM CREDIT RATINGS

Investment Grade:

AAA:  Highest Credit  Quality.  "AAA" ratings  denote the lowest  expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit  Quality.  "AA" ratings  denote a very low  expectation  of credit  risk.  They  indicate  a very  strong  capacity  for  timely  payment of
financial  commitments.   This  capacity  is  not  significantly  vulnerable  to
foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial  commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality.  "BBB" ratings  indicate that there is currently a low expectation  of credit  risk.  The  capacity  for timely  payment  of  financial commitments is considered adequate,  but adverse changes in circumstances and in economic conditions are more likely to impair this capacity.  This is the lowest investment-grade category.

Speculative Grade:

BB:  Speculative.  "BB" ratings  indicate that there is a possibility  of credit risk  developing,  particularly  as the result of adverse  economic  change over time.  However,  business or  financial  alternatives  may be available to allow financial  commitments  to be met.  Securities  rated in this  category  are not investment grade.

B: Highly  Speculative.  "B" ratings  indicate that  significant  credit risk is present,  but a limited  margin of safety  remains.  Financial  commitments  are currently being met. However,  capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC,  CC C: High  Default  Risk.  Default is a real  possibility.  Capacity  for meeting  financial  commitments  is solely  reliant  upon  sustained,  favorable business or economic developments.  A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default.  The ratings of  obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or
liquidation  of  the  obligor.   While  expected   recovery  values  are  highly
speculative  and cannot be estimated with any precision,  the following serve as general  guidelines.  "DDD" obligations have the highest potential for recovery, around  90%-100% of  outstanding  amounts and accrued  interest.  "DD" indicates potential  recoveries  in the  range of  50%-90%,  and "D" the  lowest  recovery potential, i.e., below 50%.

Entities  rated  in  this  category  have  defaulted  on  some  or all of  their obligations.  Entities  rated "DDD" have the highest  prospect for resumption of performance  or  continued  operation  with or  without a formal  reorganization process.  Entities  rated  "DD"  and  "D"  are  generally  undergoing  a  formal reorganization or liquidation process;  those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

Plus (+) and  minus  (-)  signs  may be  appended  to a rating  symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the "AAA"  category or to  categories  below  "CCC," nor to  short-term ratings other than "F1" (see below).

INTERNATIONAL SHORT-TERM CREDIT RATINGS

F1: Highest credit quality.  Strongest  capacity for timely payment of financial commitments.  May have an added "+" to denote any  exceptionally  strong  credit feature.

F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments,  but the  margin of safety is not as great as in the case of higher ratings.

F3: Fair credit quality. Capacity for timely payment of financial commitments is adequate.  However,  near-term  adverse  changes  could result in a reduction to non-investment grade.

B:  Speculative.  Minimal capacity for timely payment of financial  commitments, plus  vulnerability  to  near-term  adverse  changes in  financial  and economic conditions.

C: High  default  risk.  Default is a real  possibility.  Capacity  for  meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D: Default. Denotes actual or imminent payment default.

                   PART C

              OTHER INFORMATION

Item 24. Financial Statements and Exhibits.

1.   Financial Statements at fiscal year-end October 31, 2004

     (a)  Statement  of  Investments  - (See  Part B,  Statement  of  Additional
          Information): Filed herewith.

     (b)  Statement  of  Assets  and  Liabilities  - (See Part B,  Statement  of
          Additional Information): Filed herewith.

     (c)  Statement  of  Operations  - (See  Part  B,  Statement  of  Additional
          Information): Filed herewith.

     (d)  Statements  of  Changes  in Net  Assets - (See  Part B,  Statement  of
          Additional Information): Filed herewith.

     (e)  Financial   Highlights  -  (See  Part  B,   Statement  of   Additional
          Information): Filed herewith.

     (f)  Notes to Financial  Statements - (See Part B,  Statement of Additional
          Information): Filed herewith.

2.   Exhibits:

     (a)  (1)  Declaration  of  Trust of  Registrant:  Filed  with  Registrant's
          Registration  Statement,  2/2/88,  refiled with Registrant's Amendment
          No. 8, 2/27/95, and incorporated herein by reference.

          (2)  Amendment  No. 1 dated as of March  10,  1988 to  Declaration  of
               Trust of Registrant:  Filed with Amendment No. 2 to  Registrant's
               Registration  Statement,   3/24/88,   refiled  with  Registrant's
               Amendment No. 8, 2/27/95, pursuant to Item 102 of Regulation S-T, and incorporated herein by reference.

          (3)  Amendment No. 2 dated November 6, 1989 to Declaration of Trust of
               Registrant:  Filed with Registrant's Post-Effective Amendment No.
               8, 2/27/95, and incorporated herein by reference.

          (4)  Amendment No. 3 dated as of July 16, 2002 to Declaration of Trust of Registrant:  Filed with Registrant's  Post-Effective Amendment
               No. 18, 2/28/03, and incorporated herein by reference.

     (b)  By-Laws of  Registrant  (amended  by-laws):  Filed  with  Registrant's
          Post-Effective  Amendment No. 17, 2/28/02,  and incorporated herein by reference.

     (c)  Inapplicable

     (d)  Specimen  certificate  for  shares of  Beneficial  Interest,  $.01 par value:  Filed  with  Registrant's  Post-Effective  Amendment  No.  17,
          2/28/02, and incorporated herein by reference.

     (e)  Inapplicable

     (f)  Inapplicable

     (g)  Investment Advisory Agreement with Oppenheimer  Management Corporation dated January 1, 2005 Filed herewith

     (h)  Form  of  Underwriting  Agreement:  Filed  with  Amendment  No.  2  to
          Registrant's    Registration   Statement,    3/24/88,   refiled   with
          Registrant's Post-Effective Amendment No. 8, 2/27/95, pursuant to Item
          102 of Regulation S-T, and incorporated herein by reference.

     (i)  (1) Amended and Reinstated Retirement Plan for Non-Interested Trustees
          or  Directors  dated  8/9/01:  Previously  filed  with  Post-Effective
          Amendment No. 34 to the  Registration  Statement of  Oppenheimer  Gold
          &  Special  Minerals  Fund  (Reg.  No.  2-82590),   10/25/01,  and
          incorporated herein by reference.

          (2)  Form   of   Deferred    Compensation   Plan   for   Disinterested
               Trustees/Directors:    Previously   filed   with   Post-Effective
               Amendment No. 26, of the  Registration  Statement for Oppenheimer
               Gold &  Special Minerals Fund (Reg. No.  2-82590),  10/28/98,
               incorporated herein by reference.

     (j)  (1) Global Custody Agreement dated August 16, 2002 between  Registrant and  JP  Morgan  Chase  Bank:  Previously  filed  with  Post-Effective
          Amendment  No.  9  to  the   Registration   Statement  of  Oppenheimer
          International Bond Fund (Reg. No.

          33-58383), 11/21/02, and incorporated herein by reference.

          (2)  Amendment  dated October 2, 2003 to the Global Custody  Agreement dated  August  16,  2002:  Previously  filed  with  Pre-Effective
               Amendment  No. 1 to the  Registration  Statement  of  Oppenheimer
               Principal  Protected  Trust II (Reg.  333-108093),  11/6/03,  and
               incorporated herein by reference.

     (k)  Accounting  Service  Agreement   previously  filed  with  Registrant's
          Amendment No. 9 under the Investment Company Act of 1940, 2/29/96, and incorporated herein by reference.

     (l)  Inapplicable

     (m)  Inapplicable

     (n)  Independent Auditor's Report and Consent; Filed herewith.

     (o)  Inapplicable

     (p)  Inapplicable

     (q)  Inapplicable

Item 25. Marketing Arrangements.

Inapplicable.

Item 26. Other Expenses of Issuance and Distribution.

Inapplicable.

Item 27. Persons Controlled by or under Common Control.

            None.

Item 28. Number of Holders of Securities.

(1)
(2)
                                          Number of Record Holders

Title of Class at February 8, 2005

-------------- ------------------------ Shares of Beneficial Interest,

2,144 $.01 par value

Item 29. Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be  permitted  to  trustees,  officers  and  controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the
Registrant  has been advised that in the opinion of the  Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such  liabilities  (other than the payment by the Registrant of expenses incurred or paid by a trustee,  officer, or controlling person of the Registrant in connection with the successful defense of any action,  suit or proceeding) is asserted against the Registrant by such trustee,  officer or controlling person, the  Registrant  will,  unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate jurisdiction the question  whether such  indemnification  by it is against  public  policy as expressed  in the Act,  and will be governed by the final  adjudication  of such issue.

     The Registrant  hereby  undertakes  that it will apply the  indemnification provision  of its  By-laws  in a manner  consistent  with  Release  11330 of the
Securities     and     Exchange      Commission     under     the     Investment
-------------------------------------------------------------------------------------
Company Act of 1940, so long as the interpretation therein of Sections 17(h) and
17(i) of the Investment Company Act remains in effect.

     Registrant,  in  conjunction  with the  Registrant's  Trustees,  and  other registered  management  investment  companies managed by the Manager,  generally maintains  insurance  on behalf of any person who is or was a Trustee,  officer, employee, or agent of Registrant.  However, in no event will Registrant pay that portion of the premium,  if any, for  insurance to indemnify any such person for any act for which Registrant itself is not permitted to indemnify him.

Item 30. Business and Other Connections of Investment Manager

(a) OppenheimerFunds,  Inc. is the investment advisor of the Registrant;  it and certain subsidiaries and affiliates act in the same capacity to other registered investment  companies  as  described  in Parts A and B hereof and listed in Item
30(b) below.

     (b)  There  is  set  forth  below  information  as to any  other  business, profession,  vocation or employment  of a substantial  nature in which each officer and  director of  OppenheimerFunds,  Inc. is, or at any time during the past two fiscal years has been,  engaged for Other  his/her own account
     Business and or in the capacity of Connections  director,  officer,  During the employee, partner or Past Two trustee. Years

Name and Current
Position with
OppenheimerFunds, Inc.
-------------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lizbeth Aaron-DiGiovanni       Formerly  Vice  President  (April 2000) and First
Vice President                 Vice  President  (2003-July  2004)  of  Citigroup
                               Global Markets Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Timothy L. Abbuhl,             None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert Agan,                   Vice President of  OppenheimerFunds  Distributor,
Vice President                 Inc.,  Shareholder Financial Services,  Inc., OFI
                               Private  Investments,  Inc. and Centennial  Asset
                               Management Corporation;  Senior Vice President of
                               Shareholders Services, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Carl Algermissen,              Formerly  Associate  Counsel and Legal Compliance
Assistant Vice President &     Officer at Great  West-Life  & Annuity  Insurance
Associate Counsel              Co.  (February  2004-October  2004);   previously
                               with   INVESCO    Funds   Group,    Inc.    (June
                               1993-December  2003),  most  recently  as  Senior
                               Staff Attorney.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michael Amato,                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Erik Anderson,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Tracey Beck Apostolopoulos,    Assistant  Vice  President  of   OppenheimerFunds
Assistant Vice President       Distributor, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Janette Aprilante,             Secretary     (since     December    2001)    of:
Vice President & Secretary     OppenheimerFunds  Distributor,  Inc.,  Centennial
                               Asset   Management    Corporation,    Oppenheimer
                               Partnership  Holdings,   Inc.,  Oppenheimer  Real
                               Asset  Management,  Inc.,  Shareholder  Financial
                               Services,  Inc.,  Shareholder Services,  Inc. and
                               OppenheimerFunds   Legacy   Program.    Secretary
                               (since   June   2003)   of:   HarbourView   Asset
                               Management Corporation,  OFI Private Investments,
                               Inc.  and  OFI  Institutional  Asset  Management,
                               Inc.  Assistant  Secretary  (since December 2001)
                               of OFI Trust Company.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Hany S. Ayad,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert Baker,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Michael Banta,            None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Joanne Bardell,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kevin Baum,                    None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jeff Baumgartner,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Connie Bechtolt,               None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lalit K. Behal                 Assistant Secretary of HarbourView Asset
Assistant Vice President       Management Corporation.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kathleen Beichert,             Vice President of  OppenheimerFunds  Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gerald Bellamy,                Assistant  Vice  President  of OFI  Institutional
Assistant Vice President       Asset Management, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Erik S. Berg,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Rajeev Bhaman,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Craig Billings,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Mark Binning,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert J. Bishop,              Treasurer (since October 2003) of
Vice President                 OppenheimerFunds Distributor, Inc. and
                               Centennial Asset Management Corporation.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John R. Blomfield,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lisa I. Bloomberg,             Formerly First Vice President and Associate
Vice President & Associate     General Counsel of UBS Financial Services Inc.
Counsel                        (May 1999-May 2004).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Veronika Boesch                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Chad Boll,                     None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Antulio N. Bomfim,             A senior economist with the Federal Reserve
Vice President                 Board (June 1992-October 2003).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John C. Bonnell,               Formerly a Portfolio Manager at Strong Financial
Vice President                 Corporation (May 1999-May 2004).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michelle Borre Massick,        None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Boydell,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Michael Bromberg,              None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lowell Scott Brooks,           Vice President of  OppenheimerFunds  Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Joan Brunelle,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard Buckmaster,            None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Paul Burke,                    None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark Burns,                    None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Geoffrey Caan,                 Formerly Vice President of ABN AMRO NA, Inc.
Vice President                 (June 2002-August 2003).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Catherine Carroll,             None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Debra Casey,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lisa Chaffee,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Charles Chibnik,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brett Clark,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
H.C. Digby Clements,           None
Vice President: Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Peter V. Cocuzza,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Susan Cornwell,                Vice President of Centennial Asset Management
Vice President                 Corporation, Shareholder Financial Services,

                               Inc. and OppenheimerFunds Legacy Program; Senior
                               Vice President of Shareholder Services, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Scott Cottier,                 None
Vice President: Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lauren Coulston,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

George Curry,                  None.
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Julie C. Cusker,               None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Damian,                   None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John M. Davis,                 Assistant  Vice  President  of   OppenheimerFunds
Assistant Vice President       Distributor, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Craig P. Dinsell,              None
Executive Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Randall C. Dishmon,            None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Rebecca K. Dolan               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Steven D. Dombrower,           Senior    Vice    President    of   OFI   Private
Vice President                 Investments,     Inc.;    Vice    President    of
                               OppenheimerFunds Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas Doyle,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Bruce C. Dunbar,               None
Senior Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Brian Dvorak,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard Edmiston,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Daniel R. Engstrom,            None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

James Robert Erven             None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

George R. Evans,               None
Senior Vice President and
Director of International
Equities

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Edward N. Everett,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kathy Faber,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

David Falicia,                 Assistant Secretary (as of July 2004) of
Assistant Vice President       HarbourView Asset Management Corporation.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Scott T. Farrar,               Vice President of OFI Private Investments, Inc.
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Thomas Farrell,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Emmanuel Ferreira,             Formerly a portfolio manager with Lashire
Vice President                 Investments (July 1999-December 2002).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Ronald H. Fielding,            Vice President of OppenheimerFunds Distributor,
Senior Vice President;         Inc.; Director of ICI Mutual Insurance Company;
Chairman of the Rochester      Governor of St. John's College; Chairman of the
Division                       Board of Directors of International Museum of

                               Photography at George Eastman House.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Bradley G. Finkle              None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian Finley,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John E. Forrest,               Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jordan Hayes Foster,           Vice President of OFI Institutional Asset
Vice President                 Management, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

David Foxhoven,                Assistant Vice President of OppenheimerFunds
Vice President                 Legacy Program.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Colleen M. Franca,             None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dominic Freud,                 Formerly, a Partner and European Equity
Vice President                 Portfolio manager at SLS Management (January
                               2002-February 2003).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dan Gagliardo,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Hazem Gamal,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dan P. Gangemi,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Seth Gelman,                   None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Subrata Ghose,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Charles W. Gilbert,            None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Phillip S. Gillespie           Formerly, First Vice President at Merrill Lynch
Senior Vice President          Investment Management (2001-September 2004)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Alan C. Gilston,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jill E. Glazerman,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Bejamin J. Gord,               Vice President of HarbourView Asset Management
Vice President                 Corporation and of OFI Institutional Asset
                               Management, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Laura Granger,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Robert B. Grill,               None
Senior Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Robert Haley,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Marilyn Hall,                  None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kelly Haney,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Steve Hauenstein,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas B. Hayes,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dennis Hess,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Joseph Higgins,                Vice President of OFI Institutional Asset
Vice President                 Management, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dorothy F. Hirshman,           None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Daniel Hoelscher,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Edward Hrybenko,               Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Scott T. Huebl,                Assistant Vice President of OppenheimerFunds
Vice President                 Legacy Program.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Margaret Hui,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Huttlin,                  Senior Vice President (Director of the
Vice President                 International Division) (since January 2004) of
                               OFI Institutional Asset Management, Inc.;
                               Director (since June 2003) of OppenheimerFunds
                               (Asia) Limited

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Corry E. Hyer                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James G. Hyland,               None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Steve P. Ilnitzki,             Vice President of OppenheimerFunds Distributor,
Senior Vice President          Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kelly Bridget Ireland,         Vice President (since January 2004) of
Vice President                 OppenheimerFunds Distributor Inc. Formerly,
                               Director of INVESCO Distributors Inc. (April
                               2000-December 2003).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kathleen T. Ives,              Vice President and Assistant Secretary of
Vice President, Senior         OppenheimerFunds Distributor, Inc. and
Counsel and Assistant          Shareholder Services, Inc.; Assistant Secretary
Secretary                      of Centennial Asset Management Corporation,
                               OppenheimerFunds Legacy Program and Shareholder
                               Financial Services, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
William Jaume,                 Senior Vice President of HarbourView Asset
Vice President                 Management Corporation and OFI Institutional
                               Asset Management, Inc.; Director of OFI Trust
                               Company.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Frank V. Jennings,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John Jennings,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Michael Johnson,          None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Charles Kandilis,              None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jennifer E. Kane,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lynn O. Keeshan,               Assistant Treasurer of OppenheimerFunds Legacy
Senior Vice President          Program

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas W. Keffer,              None
Senior Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Cristina J. Keller,            Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael Keogh,                 Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Martin S. Korn,                None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dimitrios Kourkoulakos,        None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian Kramer,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Paul Kunz,                     None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lisa Lamentino,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John W. Land,                  Formerly Human Resources Manager at Goldman
Assistant Vice President       Sachs (October 2000-July 2004).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Tracey Lange,                  Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Latino,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kristina Lawrence,             Formerly Assistant Vice President of
Vice President                 OppenheimerFunds, Inc. (November 2002-March
                               2004).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Guy E. Leaf,                   None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Gayle Leavitt,                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christopher M. Leavy,          None
Senior Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Dina C. Lee,                   Formerly (until December 2003) Assistant
Assistant Vice President &     Secretary of OppenheimerFunds Legacy Program.
Assistant Counsel

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Randy Legg,                    Formerly an associate with Dechert LLP
Assistant Vice President &     (September 1998-January 2004).
Assistant Counsel

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Laura Leitzinger,              Senior Vice President of Shareholder Services,
Vice President                 Inc.; Vice President of Shareholder Financial
                               Services, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Justin Leverenz,               Formerly, a research/technology analyst at
Vice President                 Goldman Sachs, Taiwan (May 2002-May 2004)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael S. Levine,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gang Li,                       None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Shanquan Li,                   None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Daniel Lifshey                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mitchell J. Lindauer,          None
Vice President & Assistant
General Counsel
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Bill Linden,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Malissa B. Lischin,            Assistant Vice President of OppenheimerFunds
Assistant Vice President       Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David P. Lolli,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Daniel G. Loughran             None
Vice President: Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Patricia Lovett,               Vice President of Shareholder Financial
Vice President                 Services, Inc. and Senior Vice President of
                               Shareholder Services, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Dongyan Ma,                    Formerly an Assistant Vice President with
Assistant Vice President       Standish Mellon Asset Management (October
                               2001-October 2003).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Steve Macchia,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Mark Madden,                   Formerly a Managing Director, Global Emerging
Vice President                 Markets Team at Pioneer Investments (November
                               2000-August 2004).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael Magee,                 Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kathleen Mandzij,              Formerly Marketing Manager - Sales Force
Assistant Vice President       Marketing (March 2003-June 2004) of
                               OppenheimerFunds, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jerry Mandzij,                 None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Angelo G. Manioudakis          Senior Vice President of HarbourView Asset
Senior Vice President          Management Corporation and of OFI Institutional
                               Asset Management, Inc. Formerly Executive
                               Director and portfolio manager for Miller,
                               Anderson & Sherrerd, a division of Morgan
                               Stanley Investment Management (August 1993-April
                               2002).
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
LuAnn Mascia,                  Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Susan Mattisinko,              Assistant Secretary (as of January 2004) of
Vice President & Associate     HarbourView Asset Management Corporation,
Counsel                        OppenheimerFunds Legacy Program, OFI Private
                               Investments, Inc. and OFI Institutional Asset
                               Management, Inc. Formerly an Associate at Sidley
                               Austin Brown and Wood LLP (1995 - October 2003).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Elizabeth McCormack,           Vice President and Assistant Secretary of
Vice President                 HarbourView Asset Management Corporation.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Joseph McGovern,               None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Charles L. McKenzie,           Chairman of the Board and Director of OFI Trust
Senior Vice President          Company; Chief Executive Officer, President,

                               Senior Managing Director and Director of
                               HarbourView Asset Management Corporation and OFI
                               Institutional Asset Management, Inc.; President,
                               Chairman and Director of Trinity Investment
                               Management Corporation
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lucienne Mercogliano           None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Wayne Miao,                    Formerly an Associate with Sidley Austin Brown &
Assistant Vice President and   Wood LLP (September 1999 - May 2004).
Assistant Counsel

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Andrew J. Mika,                None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Nikolaos D. Monoyios,          None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Charles Moon,                  Vice President of HarbourView Asset Management
Vice President                 Corporation and of OFI Institutional Asset

                               Management, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John Murphy,                   President and Director of Oppenheimer
Chairman, President, Chief     Acquisition Corp. and Oppenheimer Partnership
Executive Officer & Director   Holdings, Inc. Director of Centennial Asset
                               Management Corporation, OppenheimerFunds
                               Distributor, Inc.; Chairman Director of
                               Shareholder Services, Inc. and Shareholder
                               Financial Services, Inc.; President and Director
                               f OppenheimerFunds Legacy Program; Director of
                               OFI Institutional Asset Management, Inc.,
                               Trinity Investment Management Corporation,
                               Tremont Capital Management, Inc., HarbourView
                               Asset Management Corporation, OFI Private
                               Investments, Inc.; President and Director of
                               Oppenheimer Real Asset Management, Inc.;
                               Executive Vice President of Massachusetts Mutual
                               Life Insurance Company; Director of DLB
                               Acquisition Corporation; a member of the
                               Investment Company Institute's Board of
                               Governors.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Thomas J. Murray,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kenneth Nadler,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christina Nasta,               Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jesper Nergaard,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard Nichols,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
William Norman,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Matthew O'Donnell,             None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

John O'Hare,                   Formerly Executive Vice President and Portfolio
Vice President                 Manager (June 2000 - August 2003) at Geneva
                               Capital Management, Ltd.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lerae A. Palumbo,              None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David P. Pellegrino,           None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Allison C. Pells,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert H. Pemble,              None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lori L. Penna,                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian Petersen,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Marmeline Petion-Midy,
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

David Pfeffer,                 Senior Vice President of HarbourView Asset
Senior Vice President and      Management Corporation since February 2004.
Chief Financial Officer        Formerly, Director and Chief Financial Officer
                               at Citigroup Asset Management (February
                               2000-February 2004).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James F. Phillips,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Scott Phillips,
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gary Pilc,                     None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jason Pizzorusso,              None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

David Poiesz,                  Formerly a Senior Portfolio Manager at Merrill
Senior Vice President, Head    Lynch (October 2002-May 2004). Founding partner
of Growth Equity Investments   of RiverRock, a hedge fund product (April
                               1999-July 2001).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jeffrey Portney,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Raghaw Prasad,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

David Preuss,                  None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jane C. Putnam,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael E. Quinn,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Julie S. Radtke,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Norma J. Rapini,               None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Brian N. Reid,                 None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Marc Reinganum,                Formerly (until August 2002) Vaughn Rauscher
Vice President                 Chair in Financial Investments and Director,
                               Finance Institute of Southern Methodist
                               University, Texas.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jill Reiter,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Kristina Richardson,           None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Claire Ring,                   None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David Robertson,               Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Antoinette Rodriguez,          None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Stacey Roode,                  None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jeffrey S. Rosen,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Stacy Roth,                    None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
James H. Ruff,                 President and Director of OppenheimerFunds
Executive Vice President       Distributor, Inc. and Centennial Asset
                               Management Corporation; Executive Vice President
                               of OFI Private Investments, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Andrew Ruotolo,                Vice Chairman, Treasurer, Chief Financial
Executive Vice President and   Officer and Management Director of Oppenheimer
Director                       Acquisition Corp.; President and Director of
                               Shareholder Services, Inc. and Shareholder
                               Financial Services, Inc.; Director of Trinity
                               Investment Management Corporation and Director
                               of OFI Trust Company.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kim Russomanno,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Timothy Ryan,                  Formerly a research analyst in the large
Vice President                 equities group at Credit Suisse Asset Management
                               (August 2001-June 2004)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Rohit Sah,                     None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Valerie Sanders,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Karen Sandler,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Rudi Schadt,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Ellen P. Schoenfeld,           None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Maria Schulte,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Scott A. Schwegel,             None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Allan P. Sedmak                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jennifer L. Sexton,            Senior Vice President of OFI Private
Vice President                 Investments, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Nava Sharma,                   None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Bonnie Sherman,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
David C. Sitgreaves,           None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Edward James Sivigny           None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Enrique H. Smith,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Louis Sortino,                 None
Assistant Vice President:
Rochester Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Keith J. Spencer,              None
Senior Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Marco Antonio Spinar,          None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Richard A. Stein,              None
Vice President: Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Arthur P. Steinmetz,           Senior Vice President of HarbourView Asset
Senior Vice President          Management Corporation.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jennifer Stevens,              None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Gregory J. Stitt,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
John P. Stoma,                 Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael Stricker,              Vice President of Shareholder Services, Inc.
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Deborah A. Sullivan,           Secretary of OFI Trust Company.
Assistant Vice President &
Assistant Counsel

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mary Sullivan,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Michael Sussman,               Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Susan B. Switzer,              None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Brian C. Szilagyi,             Manager of Compliance at Berger Financial Group
Assistant Vice President       LLC (May 2001-March 2003); Director of Financial
                               Reporting and Compliance at First Data
                               Corporation (April 2003-June 2004).

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Martin Telles,                 Senior Vice President of OppenheimerFunds
Senior Vice President          Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Paul Temple,                   None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Jeaneen Terrio,                None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Vincent Toner,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Eamon Tubridy,                 None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Keith Tucker,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Cameron Ullyat,                None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Angela Uttaro,                 None
Assistant Vice President:
Rochester Division

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Mark S. Vandehey,              Vice President of OppenheimerFunds Distributor,
Senior Vice President and      Inc., Centennial Asset Management Corporation
Chief Compliance Officer       and Shareholder Services, Inc. Formerly (until
                               March 2004) Vice President of OppenheimerFunds,
                               Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Maureen Van Norstrand,         None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Rene Vecka,                    Formerly Vice President of Shareholder Services,
Assistant Vice President,      Inc. (September 2000-July 2003).
Rochester Division

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Vincent Vermette,              Vice President of OppenheimerFunds Distributor,
Assistant Vice President       Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Phillip F. Vottiero,           None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Lisa Walsh,                    None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Patricia Walters,              None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Teresa M. Ward,                Vice President of OppenheimerFunds Distributor,
Vice President                 Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Jerry A. Webman,               Senior Vice President of HarbourView Asset
Senior Vice President          Management Corporation.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christopher D. Weiler,         None
Vice President: Rochester
Division
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Adam Weiner,                   None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Barry D. Weiss,                Vice President of HarbourView Asset Management
Vice President                 Corporation
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Melissa Lynn Weiss,            None
Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Christine Wells,               None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Joseph J. Welsh,               Vice President of HarbourView Asset Management
Vice President                 Corporation.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Diederick Wermolder,           Director of OppenheimerFunds International Ltd.
Senior Vice President          and OppenheimerFunds plc; Senior Vice President
                               (Managing Director of the International
                               Division) of OFI Institutional Asset Management,
                               Inc.; Director of OppenheimerFunds (Asia)
                               Limited.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Catherine M. White,            Assistant Vice President of OppenheimerFunds
Assistant Vice President       Distributor, Inc.; member of the American
                               Society of Pension Actuaries (ASPA) since 1995.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Annabel Whiting,               None
Assistant Vice President

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

William L. Wilby,              None
Senior Vice President and
Senior Investment Officer,
Director of Equities

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Donna M. Winn,                 President, Chief Executive Officer and Director
Senior Vice President          of OFI Private Investments, Inc.; Director and
                               President of OppenheimerFunds Legacy Program;
                               Senior Vice President of OppenheimerFunds
                               Distributor, Inc.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Philip Witkower,               Senior   Vice   President   of   OppenheimerFunds
Senior Vice President          Distributor, Inc.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Brian W. Wixted,               Treasurer   of   HarbourView   Asset   Management
Senior Vice President and      Corporation;    OppenheimerFunds    International
Treasurer                      Ltd.,  Oppenheimer  Partnership  Holdings,  Inc.,

                               Oppenheimer   Real   Asset   Management,    Inc.,
                               Shareholder    Services,     Inc.,    Shareholder
                               Financial    Services,    Inc.,    OFI    Private
                               Investments,   Inc.,  OFI   Institutional   Asset
                               Management,   Inc.,   OppenheimerFunds   plc  and
                               OppenheimerFunds  Legacy  Program;  Treasurer and
                               Chief  Financial  Officer  of OFI Trust  Company;
                               Assistant  Treasurer of  Oppenheimer  Acquisition
                               Corp.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Carol Wolf,                    Senior  Vice  President  of   HarbourView   Asset
Senior Vice President          Management  Corporation;  serves  on the Board of
                               the Colorado Ballet.
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Kurt Wolfgruber,               Director  of Tremont  Capital  Management,  Inc.,
Executive Vice President,      HarbourView Asset Management  Corporation and OFI
Chief Investment Officer and   Institutional Asset Management,  Inc. (since June
Director                       2003)

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Caleb C. Wong,                 None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Edward C. Yoensky,             None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Lucy Zachman,                  None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------

Robert G. Zack                 General Counsel and Director of OppenheimerFunds
Executive Vice President and   Distributor, Inc.; General Counsel of Centennial
General Counsel                Asset Management Corporation; Senior Vice
                               President and General Counsel of HarbourView
                               Asset Management Corporation and OFI
                               Institutional Asset Management, Inc.; Senior
                               Vice President, General Counsel and Director of
                               Shareholder Financial Services, Inc.,
                               Shareholder Services, Inc., OFI Private
                               Investments, Inc. and OFI Trust Company; Vice
                               President and Director of Oppenheimer
                               Partnership Holdings, Inc.; Director and
                               Assistant Secretary of OppenheimerFunds plc;
                               Secretary and General Counsel of Oppenheimer
                               Acquisition Corp.; Director and Assistant
                               Secretary of OppenheimerFunds International
                               Ltd.; Director of Oppenheimer Real Asset
                               Management, Inc. and OppenheimerFunds (Asia)
                               Limited); Vice President of OppenheimerFunds
                               Legacy Program.

---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Neal A. Zamore,                None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Mark D. Zavanelli,             None
Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Alex Zhou,                     None
Assistant Vice President
---------------------------------------------------------------------------------
---------------------------------------------------------------------------------
Arthur J. Zimmer,              Senior  Vice  President  (since  April  1999)  of
Senior Vice President          HarbourView Asset Management Corporation.
---------------------------------------------------------------------------------

The Oppenheimer Funds include the following:

Centennial California Tax Exempt Trust
Centennial Government Trust
Centennial Money Market Trust
Centennial New York Tax Exempt Trust
Centennial Tax Exempt Trust

Limited Term New York Municipal Fund (Rochester Portfolio Series)
OFI Tremont Core Strategies Hedge Fund
OFI Tremont Market Neutral Hedge Fund
Oppenheimer AMT-Free Municipals
Oppenheimer AMT-Free New York Municipals
Oppenheimer Balanced Fund
Oppenheimer Bond Fund (a series of Oppenheimer Integrity Funds)
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Income Fund
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Convertible Securities Fund (Bond Fund Series)
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Equity Fund, Inc.

Oppenheimer Global Fund
Oppenheimer Global Opportunities Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer High Yield Fund
Oppenheimer International Bond Fund
Oppenheimer International Growth Fund
Oppenheimer International Large-Cap Core Fund (a series of Oppenheimer International Large-
    Cap Core Trust)
Oppenheimer International Small Company Fund

Oppenheimer International Value Fund (a series of Oppenheimer International Value Trust)
Oppenheimer Limited Term California Municipal Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Limited Term Municipal Fund (a series of Oppenheimer Municipal Fund)
Oppenheimer Main Street Fund (a series of Oppenheimer Main Street Funds, Inc.)
Oppenheimer Main Street Opportunity Fund
Oppenheimer Main Street Small Cap Fund
Oppenheimer MidCap Fund
Oppenheimer Money Market Fund, Inc.

Oppenheimer Multi-Sector Income Trust
Oppenheimer Multi-State Municipal Trust (3 series):
     Oppenheimer New Jersey Municipal Fund
     Oppenheimer Pennsylvania Municipal Fund
     Oppenheimer Rochester National Municipals
Oppenheimer Principal Protected Main Street Fund (a series of Oppenheimer Principal
     Protected Trust)
Oppenheimer Principal Protected Main Street Fund II (a series of Oppenheimer
     Principal Protected Trust II)

Oppenheimer Principal Protected Main Street Fund III (a series of Oppenheimer
     Principal Protected Trust III)
Oppenheimer Principal Protected Main Street Fund IV (a series of Oppenheimer
     Principal Protected Trust IV)

Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest For Value Funds (3 series)
     Oppenheimer Quest Balanced Fund
     Oppenheimer Quest Opportunity Value Fund
     Oppenheimer Small Cap Value Fund

Oppenheimer Quest International Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Real Asset Fund
Oppenheimer Real Estate Fund
Oppenheimer Select Value Fund
Oppenheimer Senior Floating Rate Fund
Oppenheimer Series Fund, Inc. (2 series):

     Oppenheimer Disciplined Allocation Fund
     Oppenheimer Value Fund

Oppenheimer Strategic Income Fund
Oppenheimer Total Return Bond Fund
Oppenheimer Tremont Market Neutral Fund, LLC
Oppenheimer Tremont Opportunity Fund, LLC
Oppenheimer U.S. Government Trust
Oppenheimer Variable Account Funds (11 series):
     Oppenheimer Aggressive Growth Fund/VA
     Oppenheimer Balanced Fund/VA

     Oppenheimer Bond Fund/VA
     Oppenheimer Capital Appreciation Fund/VA
     Oppenheimer Global Securities Fund/VA
     Oppenheimer High Income Fund/VA
     Oppenheimer Main Street Fund/VA
     Oppenheimer Main Street Small Cap Fund/VA
     Oppenheimer Money Fund/VA
     Oppenheimer Strategic Bond Fund/VA
     Oppenheimer Value Fund/VA
Panorama Series Fund, Inc. (4 series):
     Growth Portfolio
     Government Securities Portfolio
     Oppenheimer International Growth Fund/VA
     Total Return Portfolio
Rochester Fund Municipals

The address of the Oppenheimer funds listed above,  Shareholder  Financial  Services,  Inc.,
Shareholder  Services,  Inc.,   OppenheimerFunds   Services,   Centennial  Asset  Management
Corporation,   Centennial  Capital  Corp.,  Oppenheimer  Real  Asset  Management,  Inc.  and
OppenheimerFunds Legacy Program is 6803 South Tucson Way, Centennial, Colorado 80112-3924.

The address of  OppenheimerFunds,  Inc.,  OppenheimerFunds  Distributor,  Inc.,  HarbourView
Asset  Management   Corporation,   Oppenheimer   Partnership  Holdings,   Inc.,  Oppenheimer
Acquisition Corp., OFI Private Investments,  Inc., OFI Institutional Asset Management,  Inc.
and  Oppenheimer  Trust Company is Two World  Financial  Center,  225 Liberty  Street,  11th
Floor, New York, New York 10281-1008.

The address of Tremont  Advisers,  Inc. is 555 Theodore Fremd Avenue,  Suite 206-C, Rye, New
York 10580.

The  address of  OppenheimerFunds  International  Ltd. is Bloc C, Irish Life  Center,  Lower
Abbey Street, Dublin 1, Ireland.

The  address  of Trinity  Investment  Management  Corporation  is 301 North  Spring  Street,
Bellefonte, Pennsylvania 16823.

Item 31.  Location of Accounts and Records.

All accounts, books and other documents, required to be maintained by the Registrant under
Section 31(a) of the Investment Company Act of 1940 and the Rule thereunder are maintained by OppenheimerFunds, Inc. at its offices at 6803 South Tucson Way, Centennial, Colorado
80112.

Item 32.  Management Services.

The Registrant is not a party to any management-related service contract not discussed in
Part A or Part B of this Registration Statement.

Item 33.  Undertakings.

1.  The Registrant undertakes to suspend the offering of the shares covered hereby until it amends its prospectus if (1) subsequent to the effective date of this Registration
Statement, its net asset value per share declines more than 10 percent from its net asset value per share as of the effective date of this Registration Statement, or (2) its net asset value increases to an amount greater than its net proceeds as stated in the prospectus.

2.  Inapplicable

3.  Inapplicable

4.  Inapplicable

5.  Inapplicable

                                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and/or the Investment Company
Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of
New York on the 25th day of February 2005.

                                          Oppenheimer Multi-Sector Income Trust

                                          By: /s/ John V. Murphy*

                                          John V. Murphy, President,
                                          Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the dates indicated:

Signatures                          Title                   Date
----------                          -----                   ----

/s/ Clayton K. Yeutter*      Chairman of the

---------------------------  Board of Trustees            February 25,2005
Clayton K. Yeutter

/s/ John V. Murphy*          President, Principal

--------------------------   Executive Officer            February 25, 2005
John V. Murphy               & Trustee

/s/ Brian W. Wixted*         Treasurer, Principal         February 25, 2005
-------------------------    Financial and
Brian W. Wixted              Accounting Officer

/s/ Robert G. Galli*         Trustee                      February 25, 2005

-----------------------
Robert G. Galli

/s/ Phillip A. Griffiths*    Trustee                      February 25, 2005

---------------------------
Phillip A. Griffiths

/s/ Joel W. Motley*          Trustee                      February 25, 2005

------------------------
Joel W. Motley

/s/ Kenneth A. Randall*      Trustee                      February 25, 2005

----------------------------
Kenneth A. Randall

/s/ Edward V. Regan*         Trustee                      February 25, 2005

-------------------------
Edward V. Regan

/s/ Russell S. Reynolds, Jr.*                            Trustee  February 25, 2005

---------------------------------
Russell S. Reynolds, Jr.

/s/ Matthew Fink             Trustee                     February 25, 2005
---------------------------------
Matthew Fink

/s/ Mary F. Miller           Trustee                     February 25, 2005
---------------------------------
Mary F. Miller

*By: /s/Phillip Gillespie

-----------------------------------------

Phillip Gillespie, Attorney-in-Fact

                     OPPENHEIMER MULTI-SECTOR INCOME TRUST
                           Registration No. 811-5473

                               Index to Exhibits

Exhibit No.       Description
-----------       -----------

24.               Financial Statements

24. (g)                 Amended and Restated Investment Advisory Agreement

24.  (n)                Independent Auditors' Report and Consent

24.  (o)                Power of Attorney